UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under § 240.14a-12
Callaway Golf Company
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 8, 2026

Dear Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Callaway Golf Company (the “Company,” “we,” “our,” and “us”), which will be held on Thursday, May 21, 2026, solely by means of remote communication in a virtual-only format, commencing at 11:00 a.m. (Eastern Time). You will not be able to attend the Annual Meeting physically. You will be able to attend and participate in the Annual Meeting online by visiting www.meetnow.global/MH5W7PK, where you will be able to listen to the meeting live, submit questions and vote.
At the meeting, your Board of Directors will ask shareholders to (i) elect nine directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and (iii) approve, on an advisory basis, the compensation of our named executive officers. These matters are described more fully in the accompanying Proxy Statement, which you are encouraged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” ratification of the appointment of our independent registered public accounting firm, and “FOR” the approval of the compensation of our named executive officers.
We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual Annual Meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.
Thank you for your continued interest in and support of Callaway Golf Company.

Sincerely,
/s/ Oliver G. Brewer III
Oliver G. (Chip) Brewer III President and Chief Executive Officer

CALLAWAY GOLF COMPANY
2180 Rutherford Road
Carlsbad, California 92008
__________________
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

When	Thursday, May 21, 2026, 11:00 a.m. (Eastern Time).

Where
The 2026 annual meeting of shareholders will be held entirely online. You will be able to attend and participate in the annual meeting online by visiting www.meetnow.global/MH5W7PK, where you will be able to listen to the meeting live, submit questions and vote.

Items of Business
1.To elect as directors the nine nominees named in the accompanying proxy statement.
2.To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2026 fiscal year.
3.To approve, on an advisory basis, the compensation of our named executive officers.
In addition, shareholders will transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Record Date	March 30, 2026. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote
Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. Please review the proxy materials for the annual meeting and follow the instructions in the section entitled “Voting Information” of the accompanying proxy statement beginning on page 2 to vote. There will not be a physical meeting location, and shareholders will not be able to attend the annual meeting in person. As described on page 2 of the accompanying proxy statement, any shareholder may attend the annual meeting online and vote during the online meeting even if the shareholder previously returned a proxy card by mail or voted via the Internet or by telephone.

Carlsbad, California April 8, 2026	By Order of the Board of Directors, /s/ Heather D. McAllister Heather D. McAllister Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21, 2026:	The Annual Report and Proxy Statement are available on the Internet at: https://web.viewproxy.com/callawaygolfcompany/2026

CALLAWAY GOLF COMPANY
2180 Rutherford Road
Carlsbad, California 92008

PROXY STATEMENT

2026 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION
Why am I receiving these materials?
Callaway Golf Company (the “Company,” “we, “our,” and “us”) has prepared these materials for our 2026 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Thursday, May 21, 2026, solely by means of remote communication in a virtual-only format, commencing at 11:00 a.m. (Eastern Time). You are invited to attend and are requested to vote on the proposals described in this Proxy Statement. We are soliciting proxies for use at the Annual Meeting.
The proxy materials were first sent or made available to shareholders on or about April 8, 2026.
What is included in these proxy materials?
•The Notice of 2026 Annual Meeting of Shareholders
•This Proxy Statement
•Our 2025 Annual Report to Shareholders
If you requested printed versions by mail, you will also receive a proxy card or voting instruction form.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the Securities and Exchange Commission (“SEC”), we use the Internet as the primary means of furnishing proxy materials to our shareholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders who have not previously requested paper proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, as well as how to vote over the Internet.
Shareholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and reduce our costs associated with the printing and mailing of proxy materials.

What items will be voted on at the Annual Meeting?
There are three items that shareholders may vote on at the Annual Meeting:
•To elect to our Board of Directors (the “Board”) the nine nominees named in this Proxy Statement;
•To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•To approve, on an advisory basis, the compensation of our named executive officers.
Will any other business be conducted at the Annual Meeting?
Other than the proposals described in this Proxy Statement, we know of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the Board’s recommendation.

VOTING INFORMATION
Who may vote at the Annual Meeting?
Only holders of record of our common stock (the “Common Stock”) as of the close of business on March 30, 2026, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. We had no other class of capital stock outstanding as of the record date, and no other shares are entitled to notice of, or to vote at, the Annual Meeting. To access the virtual Annual Meeting, you may visit www.meetnow.global/MH5W7PK.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
If, on the record date, your shares are registered directly in your name with our registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares and we have made our proxy materials available to you. As a shareholder of record, you may vote at the Annual Meeting if you attend online or vote by proxy.
If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and our proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.
If I am a shareholder of record of the Company’s shares, how do I vote?
If you are a shareholder of record, there are four ways to vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
•By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing, signing and dating the proxy card and returning it.
•Virtual Annual Meeting. You may vote at the virtual Annual Meeting. If you were a shareholder of record as of the record date and have your control number, you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “Join Meeting Now.” Enter your control number shown on the Notice of Internet Availability of Proxy Materials or proxy card. If you cannot locate your Notice of Internet Availability of Proxy Materials or proxy card but would still like to attend the virtual Annual Meeting, you can contact Computershare at (800) 368-7068.
Votes submitted by proxy via the Internet, by telephone or by mail must be received by 11:59 p.m., Eastern Time, on May 20, 2026. Votes may also be submitted during the virtual Annual Meeting.
If I am a beneficial owner of the Company’s shares held in street name, how do I vote?
If you are a beneficial owner of shares registered in the name of your bank, broker, trustee or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. The availability of telephonic or Internet voting will depend on your bank’s, broker’s, trustee’s or other nominee’s voting process. Please check with your bank, broker, trustee or other nominee and follow the voting instructions they provide to vote your shares.
If you wish to attend the virtual Annual Meeting and participate in and vote your shares at the virtual Annual Meeting, you must register online in advance. To register online in advance, you must obtain a “legal proxy” from your bank, broker, trustee or other nominee that holds your shares. Once you have received a legal proxy from your bank, broker, trustee or other nominee, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. You may also mail your legal proxy to Computershare, Callaway Golf Company Legal Proxy, P.O. Box 43006, Providence, RI

02940-3006. If you do request a legal proxy from your bank, broker, trustee or other nominee, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf, and, in that case, you would only be able to vote at the virtual Annual Meeting. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 18, 2026.
Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the virtual Annual Meeting by accessing the link www.meetnow.global/MH5W7PK and selecting “Join Meeting Now,” and then entering the control number provided by Computershare.
How are proxies voted?
All shares represented by valid proxies received on a timely basis prior to the taking of the vote at the virtual Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Similarly, if you transmit your voting instructions by telephone or via the Internet, your shares will be voted as you have instructed.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the virtual Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange (“NYSE”) rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which proposals are considered “routine” or “non-routine”?
The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter. A bank, broker, trustee or other nominee may generally vote your shares on routine matters even without receiving instructions from you, and therefore no broker non-votes are expected with respect to this proposal.
The election of directors and the approval, on an advisory basis, of the compensation of our named executive officers are considered non-routine matters. Brokers and other nominees cannot vote your shares on these proposals without receiving instructions from you, and therefore broker non-votes may occur with respect to these proposals.
How does the Board recommend that I vote?
The Board recommends that you vote:
•“FOR” each of the nine nominees for election as director as set forth in this Proxy Statement;
•“FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
By returning your proxy via the Internet or by telephone or mail, unless you notify our Corporate Secretary in writing to the contrary, you are also authorizing the proxies to vote your shares in accordance with the Board’s recommendation on any other matter that may properly come before the Annual Meeting. We do not currently know of any such other matter.
What is the quorum requirement for the Annual Meeting?
As of the record date for the Annual Meeting, there were 181,976,071 shares of Common Stock issued and outstanding. Under Delaware law and our Amended and Restated Bylaws (the “Bylaws”), the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person (including by virtual attendance) or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.
How many votes does each share have?
Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting.
What is the voting requirement to approve each of the proposals?
Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) is required for the election of each of the nine nominees for director.
Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required for (i) the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and (ii) the approval, on an advisory basis, of the compensation of our named executive officers.
How are abstentions and broker non-votes treated?
As noted above, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. For purposes of determining whether a proposal is approved (other than the election of directors), abstentions are counted in the tabulation of shares present in person or represented by proxy and have the same effect as voting against a proposal. For the election of directors, abstentions do not count as a vote cast and will have no effect on the outcome of the proposal.
Broker non-votes are not considered as votes cast or as shares having voting power present in person or represented by proxy and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal.
Can I change my vote or revoke my proxy after I have voted?
Shareholders of Record. You may revoke your proxy and change your vote at any time before your shares are voted at the Annual Meeting by taking any of the following actions:
•filing with our Corporate Secretary either a written notice of revocation or a duly executed proxy dated later than the proxy you wish to revoke;
•voting again on a later date via the Internet or by telephone by no later than 11:59 p.m., Eastern Time, on May 20, 2026 (in which case only your latest Internet or telephone proxy submitted will be counted); or
•attending the virtual Annual Meeting via the link www.meetnow.global/MH5W7PK and voting at the virtual Annual Meeting (your attendance at the virtual Annual Meeting, in and of itself, will not revoke your proxy).
Any written notice of revocation or later dated proxy that is mailed must be received by our Corporate Secretary before the close of business on May 19, 2026, and should be addressed as follows: Callaway Golf

Company, Attention: Corporate Secretary, 2180 Rutherford Road, Carlsbad, California 92008. Alternatively, you may vote at the virtual Annual Meeting.
Beneficial Owners of Shares Held in Street Name. You must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.
Why did I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form?
If you receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card and voting instruction form, or vote your proxy via the Internet or by telephone as instructed on each proxy card or voting instruction form.

Will there be a list of shareholders entitled to vote at the Meeting available for examination?
Yes, we will make a list of shareholders as of the close of business on March 30, 2026 available for examination at our principal executive offices at 2180 Rutherford Road, Carlsbad, California 92008, for ten days prior to the Annual Meeting by contacting the Corporate Secretary.
Who is soliciting these proxies and who is paying the solicitation costs?
We will bear the cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials and proxy materials and, if applicable, proxy card, and the cost of soliciting proxies relating to the Annual Meeting. We may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and we reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by our directors, officers and other employees, but no additional compensation will be paid to such individuals. We have retained Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $12,250, plus out-of-pocket expenses.
I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy?
With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits us to send a single set of such proxy materials or, where applicable, one Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if the shareholder receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, we will be mailing primarily Notices of Internet Availability of Proxy Materials and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.
A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of our beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one Proxy Statement or one Notice of Internet Availability of Proxy Materials will be mailed to an address at which two or more such shareholders reside.
In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, for each shareholder at the same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, then such shareholder should, if such shareholder is a beneficial shareholder, contact the shareholder’s bank, broker or other third party in whose name the shares are registered or, if such shareholder is a shareholder of record, contact us as follows: Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771. Upon written or oral request, we will promptly deliver a separate copy of the annual report and Proxy Statement or

Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of such material was delivered.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.
What else is expected to take place at the Annual Meeting?
The main purpose of the Annual Meeting is to conduct the business described in this Proxy Statement. As such, we intend to conduct the required business but do not intend to make a formal presentation to shareholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance Guidelines
Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of their shareholders. We are committed to maintaining high standards of corporate governance, and the Board has adopted Corporate Governance Guidelines to provide our shareholders and other interested parties with insight into our corporate governance practices. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines is available on our website at ir.callawaygolf.com under Investors — Corporate Governance. They address, among other topics:

•Board size •Board leadership •Board oversight responsibility •Succession planning •Director, CEO and executive officer stock ownership guidelines	•Director independence •Director emeritus •Limits on directors serving on other boards •Election of directors •Director compensation	•Board membership criteria •Director orientation and continuing education •Board access to independent auditors and advisors •Annual Board assessment
Director Independence
The current size of the Board is nine members. Our Bylaws and Corporate Governance Guidelines provide that a substantial majority of our directors must be independent. A director is independent only if the director is not an employee of ours and the Board has determined that the director has no direct or indirect material relationship to us. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the NYSE. In evaluating a particular relationship, the Board considers the materiality of the relationship to us, to the director and, if applicable, to any organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed in Appendix A to the Corporate Governance Guidelines. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that eight of the nine current directors are independent under NYSE standards. Oliver G. Brewer III, our President and Chief Executive Officer, is the only current director who is not independent. Neither Erik J Anderson nor Varsha R. Rao are standing for re-election at the 2026 Annual Meeting. The Board has also determined that each of the director nominees who is not a current member of the Board, Thomas G. Dundon and Mark D. Mandel, are independent under NYSE standards. Therefore, a substantial majority of the current Board members are independent, and all director nominees other than Mr. Brewer are independent.
Director Qualifications
The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board to identify certain minimum criteria that every candidate must meet in order to be considered eligible to serve on the Board: a candidate must (i) exhibit very high personal and professional ethics, integrity and values; (ii) not have any conflicting interest that would materially impair the candidate’s ability to discharge the fiduciary duties of a director; (iii) be committed to the best interests of our shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) be able to devote adequate time to Board activities. A potential candidate will not be considered for a directorship unless the candidate satisfies these threshold criteria.
In addition to these minimum threshold criteria, the Board believes that, as a whole, the Board should possess a combination of skills, professional experience and backgrounds necessary to oversee our business. In this regard, the Board has determined that one or more of its members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a chief executive officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that one or more of its members should have functional expertise in each of finance, accounting, public capital markets/investor relations, human resources and compensation, technology/cybersecurity, manufacturing, international business, research and development, strategic planning, consumer sales and marketing (including sell-through retail), mergers and acquisitions, environmental, social and governance (“ESG”) matters and corporate compliance. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.
The annual evaluation and assessment of the Board and its committees that is performed under the direction of the Nominating and Corporate Governance Committee enables the Board to update its determination of the skills and experience it seeks on the Board as a whole and in individual directors as our needs evolve and change over time. See the section below entitled, “— Annual Board and Committee Evaluation and Assessment.” In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes we should seek in order to constitute a balanced and effective board of directors.
We are committed to inclusiveness and to pursuing a broad range of backgrounds, experiences, education, skills and perspectives among the members of our Board. The Board believes that a mix of backgrounds among its members can provide distinct value and is important. As such, when considering a potential new candidate, the Nominating and Corporate Governance Committee and the Board consider candidates with varied backgrounds in terms of knowledge, experience, skills and other characteristics.
The Board believes that its composition appropriately reflects the knowledge, experience, skills and other characteristics required to fulfill its duties.

Director Nominee Skills Matrix

	Brewer	Dundon	Fleischer	Holloway	Lundgren	Mandel	Ogunlesi	Segre	Thornley
General
Active Executive	•	•	•				•
CEO Experience	•	•	•		•		•
Operating Executive with Significant P&L Responsibility	•	•	•	•	•	•	•	•	•
Public Company Executive Experience	•	•	•	•	•		•	•	•
Public Company Board Experience	•	•	•	•	•		•	•	•
Corporate Governance Experience	•	•	•		•	•	•	•	•
Executive Compensation	•	•	•	•	•	•	•	•	•
Consumer Products Experience	•		•		•			•	•
Golf Enthusiast	•	•	•	•	•	•	•	•	•
Functional Expertise
Finance	•	•	•	•	•	•	•	•	•
Accounting		•	•	•		•			•
Public Capital Markets / Investor Relations	•	•	•		•	•	•	•	•
Human Resources / Compensation	•		•		•	•	•	•	•
Information Technology / Cybersecurity	•	•	•	•	•		•		•
Manufacturing	•		•	•	•			•	•
International	•		•	•	•	•	•	•	•
Research and Development	•								•
Strategic Planning	•	•	•		•	•	•	•	•
Consumer Sales/Marketing	•				•			•	•
Mergers and Acquisitions	•	•	•		•	•	•	•	•
Environmental, Social and Governance (ESG)	•		•		•	•	•	•	•
Compliance	•		•	•	•	•	•	•	•

Identification of Potential Director Candidates
The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from our officers, directors, shareholders or other persons. If a shareholder believes he, she or it has identified an appropriate candidate who is willing to serve on the Board, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will evaluate director candidates properly submitted by shareholders in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in our Bylaws, including the requirement to provide certain specified information with respect to such shareholder and its candidate for nomination, and who make such nominations in a timely manner in accordance with the procedures set forth in our Bylaws, including the procedures described under the section entitled “Shareholder Nominations and Proposals” in this Proxy Statement.
Nomination Process
The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity on the Board and contributes to its ability to function effectively. The continuing service of qualified incumbents also provides us with the benefit of the familiarity with and insight into our affairs that our directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers our incumbent directors who desire to continue their service. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed the director’s duties during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a Board vacancy becomes available as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase its size, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and desired attributes.
Service on Other Public Boards
Under our Corporate Governance Guidelines, a director may not serve on the board of directors of more than four other public corporations in addition to our Board. A director who also serves as the chief executive officer of a publicly traded company should not serve on more than two boards of publicly traded companies (including the company for which the director is CEO). In advance of accepting an invitation to serve on the board of another public corporation, directors should consult with the Board Chairperson or the Chair of the Nominating and Corporate Governance Committee to confirm that service on such other board does not interfere with the director’s service on our Board or create an unacceptable conflict of interest. Further, no member of the Audit Committee may serve on the audit committee (or board committee performing similar functions) of more than two other public corporations without the prior approval of our Board. Regardless of a director’s outside activities, a director is always required to be able to devote sufficient time and attention to our business and to the performance of the director’s duties as a member of our Board.
Majority Voting Standard
Our Bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR” or “AGAINST” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of the holders of a majority of the votes cast, assuming a quorum is present at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” a nominee for director exceeds the number of votes “AGAINST” as to that nominee for director.
In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.
Under our Corporate Governance Guidelines, all nominees for director are required to tender, prior to the mailing of the proxy statement for the meeting at which they are to be re-elected as directors, irrevocable resignations that will be effective upon the occurrence of both (i) the failure to receive the required vote for re-

election at any meeting at which they are nominated for re-election and (ii) the Board’s acceptance of such resignation. In the event that, in an uncontested election of directors, any nominee fails to receive the required vote for election or re-election, the Nominating and Corporate Governance Committee or, under certain circumstances, a committee of independent directors, will consider all factors it considers relevant, including, among other things, the reasons for any “against” votes, and will recommend to the Board whether or not to accept the nominee’s previously tendered resignation offer. The Board will consider such recommendation and will determine within 90 days from the date of the certification of the election results whether to accept the resignation. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal. The Board is required to publicly disclose such determination. The director nominee who failed to receive the required vote for election or re-election does not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision.
Shareholder Nominees - Proxy Access
Our shareholders possess the right to nominate candidates to the Board through proxy access provisions of our Bylaws. Our Bylaws permit any shareholder (or group of up to 20 shareholders) owning three percent or more of our outstanding Common Stock continuously for at least the previous three years to nominate a candidate for election to the Board and to include the candidate in our proxy materials for our annual meeting of shareholders. The maximum number of shareholder-nominated candidates is equal to the greater of (i) two or (ii) twenty percent of the number of directors then serving on the Board (rounding down to the closest whole number). Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in our Bylaws. The foregoing is a summary of Section 2.7 of the Bylaws and is qualified in its entirety by the text of that section. For additional information, see “Shareholder Nominations and Proposals – Requirements for Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials.”
Annual Board and Committee Assessment and Evaluation
Pursuant to our Corporate Governance Guidelines, the Board and each of its committees conduct, under the direction of the Nominating and Corporate Governance Committee, an annual assessment of their functionality and effectiveness, including an assessment of the skills and experience that are currently represented on the Board and that the Board will find valuable in the future given our current situation and strategic plans. As part of this process, the Nominating and Corporate Governance Committee invites input from each director on the performance of each of the other directors. The Nominating and Corporate Governance Committee considers individual director performance at least annually when deciding whether to nominate an incumbent director for re-election.
Board Leadership Structure
The Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. The Board Chairperson is selected by the Board as it deems to be in our best interests from time to time, and may be either a management or a non-management director. Our Corporate Governance Guidelines provide that if the Board Chairperson is not an independent director (e.g., when the Board Chairperson is also the Chief Executive Officer), then the Board will appoint a lead independent director. The independent chairperson or the lead independent director, as the case may be, works with our Chief Executive Officer and our Corporate Secretary to set the Board’s work program and meeting agendas, presides over Board meetings and the executive sessions (without management) of the independent directors, coordinates the activities of the independent directors, and serves as a liaison between our Chief Executive Officer and the independent directors.
We currently separate the positions of Board Chairperson and Chief Executive Officer in recognition of the differences between the two roles. The Board Chairperson is currently John F. Lundgren, and Mr. Brewer is our Chief Executive Officer. Separating these positions and having the Board Chairperson lead the Board in its oversight responsibilities enables our Chief Executive Officer to focus on day-to-day business and his other responsibilities. Erik J Anderson also currently serves as the Vice Chairperson of the Board, although he is not standing for re-election at the Annual Meeting. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given our specific characteristics and circumstances, and the unique skills and experience of each of Mr. Lundgren, Mr. Anderson and Mr. Brewer. Accordingly, because Mr. Lundgren, who is an independent director, is serving as Board Chairperson, the Board therefore does not currently have a director with the title of lead independent director. A copy of the charter for the Board Chairperson position is available on our website at ir.callawaygolf.com under Investors — Corporate Governance.

Risk Oversight
The Board oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to our strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of our risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) our policies regarding risk assessment and management, (iii) our compliance programs with respect to legal and regulatory requirements and our Code of Conduct and (iv) the establishment of procedures for (a) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls, auditing matters and federal securities law matters. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for overseeing any related party transactions.
 On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board any significant risks we face and the controls in place to manage those risks. As part of this responsibility, management conducts a periodic enterprise risk management assessment, which is led by our corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and evaluation of the likelihood and potential impact, of the top risks we face and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. The results of this assessment are shared with the Audit Committee.
The Board also considers information technology and cybersecurity an important risk, and the Audit Committee receives regular updates from our management no less than annually on IT and cybersecurity strategy and risks specific to us. We prioritize the protection of data in our care and are committed to the ongoing enhancement of our cybersecurity and privacy capabilities. For more information, see our website at ir.callawaygolf.com under Investors — Corporate Governance — Cybersecurity Overview.
The Board has delegated responsibility for oversight of our compensation policies and programs to the Compensation and Management Succession Committee (the “Compensation Committee”). See “Executive Officer Compensation—Governance and Other Considerations—Risk Assessment of Compensation Programs” below for information regarding our risk assessment of our compensation programs.
Board Committees
The Board currently has three standing committees:
•the Audit Committee;
•the Compensation Committee; and
•the Nominating and Corporate Governance Committee.
The Board has adopted written charters for each of the three standing committees that satisfy the applicable standards of the SEC and the NYSE, copies of which are available on our website at ir.callawaygolf.com under Investors — Corporate Governance. Upon request, we will provide to any person without charge a copy of such charters. Any such request may be made by contacting our Investor Relations Department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.
The Board has determined that the chair of each committee and all committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Erik J Anderson (1)	✓	—	—	—
Oliver G. Brewer III	—	—	—	—
Russell L. Fleischer	✓	Chair	Member	—
Bavan M. Holloway	✓	Member	—	—
John F. Lundgren	✓	Member	Member	Member
Adebayo O. Ogunlesi	✓	Member	—	Chair
Varsha R. Rao (1)	✓	—	Member	—
Linda B. Segre	✓	—	Chair	Member
Anthony S. Thornley	✓	Member	—	Member
(1) Following the Annual Meeting, neither Mr. Anderson nor Ms. Rao will serve as a member of any of the committees, as neither of them are standing for re-election to the Board.

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s role includes representing and assisting the Board in discharging its oversight responsibility relating to: (a) the accounting, reporting and financial practices of us and our subsidiaries, including the integrity of our financial statements; (b) our outside auditors, including their qualifications, performance and independence; (c) the performance of our internal audit function; and (d) our compliance with legal and regulatory requirements. The Audit Committee:
•is responsible for all matters relating to our outside auditors, including their appointment, compensation, evaluation, retention, oversight and termination;
•approves in advance all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditors;
•obtains and reviews, at least annually, a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;
•reviews and considers, at least annually, the independence of the outside auditors;
•annually reviews and discusses the performance and effectiveness of the internal audit function;
•reviews and discusses the adequacy and effectiveness of our internal controls, including any material weaknesses or significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management;
•reviews and discusses the adequacy and effectiveness of our disclosure controls and procedures and management reports thereon;
•reviews and discusses our policies with respect to risk assessment and risk management; and
•oversees our compliance programs with respect to legal and regulatory requirements and our Code of Conduct, including review of conflict of interest issues.
Audit Committee Financial Sophistication and Expertise. The Board has determined that each Audit Committee member is financially literate and has the accounting or related financial management expertise within the meaning of NYSE listing standards. The Board has also determined that at least one Audit Committee member qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board has designated Mr. Fleischer as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other Audit Committee members make them well qualified to serve on the Audit Committee. Shareholders should understand that Mr. Fleischer’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Fleischer any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.
In addition, the Audit Committee annually evaluates the performance of the Audit Committee and assesses the adequacy of its written charter. Additional information regarding the Audit Committee’s responsibilities can be found under the sections entitled “— Risk Oversight,” above and “Audit Committee Report” and “Information Concerning Independent Registered Public Accounting Firm,” below.
Compensation and Management Succession Committee. The Compensation Committee:
•oversees our overall compensation philosophy, policies and programs, and assesses whether our compensation philosophy establishes appropriate incentives given our strategic and operational objectives;
•administers and makes recommendations to the Board with respect to our incentive-compensation plans and equity-based compensation plans, including granting awards under any such plans, and approves, amends or modifies the terms of compensation and benefit plans as appropriate;
•reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and, together with the other independent members of the Board, determines and approves the Chief Executive Officer’s compensation level based on this evaluation;
•evaluates the performance of our other executive officers and sets their compensation after considering the recommendation of our Chief Executive Officer;
•reviews and approves employment agreements and severance arrangements for our executive officers, including change-in-control provisions, plans or agreements;
•is responsible for assisting the Board with Chief Executive Officer and other management succession issues and planning;
•reviews, as appropriate, compensation and benefits plans affecting employees in addition to those applicable to our executive officers;
•reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board;
•oversees the assessment of the risks related to our compensation policies and programs applicable to officers and employees, and reviews the results of this assessment;
•oversees the administration and enforcement of our compensation recovery policy;
•at least annually assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in our annual report and proxy statement; and
•oversees or participates in our engagement efforts with shareholders on the subject of executive compensation.
In addition, the Compensation Committee annually evaluates the performance of the Compensation Committee and assesses the adequacy of its written charter. Additional information regarding the Compensation Committee’s responsibilities can be found under the section entitled “Executive Officer Compensation,” below.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:
•identifies and recommends to the Board individuals who are qualified to serve on the Board and who should stand for election at each annual meeting of shareholders;
•develops and recommends to the Board standards to be used in assessing director independence;
•oversees our corporate governance matters and policies, including our Corporate Governance Guidelines;
•oversees the annual evaluation and assessment of the Board and its committees;
•oversees environmental and social risks we face;

•reviews the leadership structure of the Board and recommends changes to the Board as appropriate;
•makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;
•recommends candidates to the Board for appointment to its committees; and
•reviews related person transactions and adopts policies and procedures for the review, approval and ratification of related person transactions.
In addition, the Nominating and Corporate Governance Committee annually evaluates the performance of the Nominating and Corporate Governance Committee and assesses the adequacy of its written charter. Additional information regarding the Nominating and Corporate Governance Committee’s responsibilities can be found under the sections entitled “— Director Qualifications,” “— Identification of Potential Director Candidates,” “— Nomination Process” and “—  Annual Board and Committee Assessment and Evaluation,” above.
Meetings and Director Attendance
During 2025, the Board met eight times, and the independent directors met in executive session at four of those meetings and determined that there was no need to meet in executive session at the other four meetings; the Audit Committee met eight times; the Compensation Committee met five times; and the Nominating and Corporate Governance Committee met five times. In addition to meetings, the members of the Board and its committees sometimes take action by written consent in lieu of a meeting or discuss our business without calling a formal meeting.
During 2025, all of our directors attended at least 75% of the aggregate number of meetings of the Board and of its committees held during the time that such director served on the Board or such committee. All of the directors standing for re-election are expected to attend the annual meetings of shareholders. Nine of the eleven directors then serving attended the 2025 annual meeting of shareholders.
Communications with the Board
Shareholders and other interested parties may contact the Board Chairperson or the non-management directors as a group by e-mail at: non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Our Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are distributed to the non-management directors or handled as appropriate as directed by the Board Chairperson.
Code of Conduct
The Board has adopted a Code of Conduct that applies to all of our employees, including our senior financial and executive officers, as well as our directors. The Code of Conduct covers the basic standards of conduct applicable to all of our directors, officers and employees, as well as our Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. We will promptly disclose any waivers of certain provisions of our Code of Conduct, or amendments to such provisions, that apply to our directors and senior financial and executive officers on our website at ir.callawaygolf.com.
The Code of Conduct is available on our website at ir.callawaygolf.com under Investors — Corporate Governance. Upon request, we will provide to any person without charge a copy of the Code of Conduct. Any such request may be made by contacting our Investor Relations department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.
Sustainability Program
In 2019, at the direction of our Chief Executive Officer with oversight from the Board of Directors, we formally launched the Global Sustainability Program. The goal of this program is to bring increased awareness and structure to our existing social and environmental sustainability initiatives, while also enhancing the sustainability efforts across our global businesses. In connection with launching the Global Sustainability Program, we established an Executive Sustainability Committee comprised of our Chief Executive Officer, Chief Financial Officer, and other senior leaders. Our Executive Sustainability Committee receives quarterly updates on the progress of the Global Sustainability Program and important internal and external trends related to sustainability. Our entire Board of Directors oversees the Global Sustainability Program and receives a comprehensive report regarding the program’s initiatives and progress, typically on an annual basis. Additionally, a quarterly update is provided to the Board’s Nominating and Corporate Governance Committee on our latest third-party performance scores on ESG topics to maintain a consistent pulse on our ESG performance.

The Global Sustainability Program has played an integral role in assessing our primary ESG concerns and developing our sustainability strategy and goals. This strategy includes a sustainability strategy framework that categorizes our sustainability efforts into four pillars: People, Planet, Product, and Procurement. The Global Sustainability Program has also introduced a variety of new initiatives, including: establishing a quarterly internal sustainability newsletter; enhancing sustainability content on our website; and engaging employees globally to devise new sustainability action plans for our various brands and workspaces. In 2025, we published a Task Force on Climate-related Financial Disclosures (TCFD)-inspired climate risk report and our first independently assured greenhouse gas emissions inventory, both of which are available on our website at ir.callawaygolf.com under Sustainability. We also released our updated ESG data table reporting on key ESG metrics for the year ended December 31, 2024. We publish this ESG data table on an annual basis to support transparency around our sustainability performance.
Environmental Responsibility
We conduct our business in a sustainable manner and maintain policies and procedures that establish the foundation of our environmental responsibility program. We are committed to empowering employees and suppliers at all levels to promote safe and environmentally responsible practices. In this regard, we prioritize two topics, product design and innovation and climate change, and focus on initiatives such as a reduction of hazardous waste, sustainable packaging improvements, implementation of energy efficiency projects in collaboration with local utilities/landlords, increasing the use of renewable energy and ESG data collection processes to increase transparency and tracking of key environmental metrics. A few recent highlights in the Product and Planet pillars include:
Product:
•We prioritize extending the lifespan of our products through recycling, reselling, and the donation process including through Callaway Golf’s “Trade In! Trade Up!” program;
•We continue to embed sustainability into our products and packaging by incorporating recycled materials and reducing overall packaging use;
•We partnered with CarbonFact to better measure our products’ environmental impacts and use data to inform more responsible material, design and packaging decisions; and
•TravisMathew continues to grow its collegiate license business, which is subject to strenuous reviews and approvals, including ethical supplier engagement, sustainable manufacturing, audits and educational assessments.
Planet:
•Our Callaway Golf Japan division launched the WELL-GREEN PROJECT, a new sustainability initiative that promotes environmental stewardship, personal well-being, and social impact through golf;
•TravisMathew expanded its fabric donation efforts and textile waste diversion efforts. Its upcycled fabrics are now being sold by companies like Thread Haus; and
•Recent energy efficiency improvements at our Carlsbad headquarters and Monterrey facility collectively reduced electricity consumption by approximately 1 million kWh.
Social Responsibility
We seek to focus on social issues important to our employees, shareholders and customers, which include raising awareness with employees and within our supply chain about how we and our employees can make the right decisions on issues like product safety and work environments affecting those who help us make our products. In alignment with this commitment, we prioritize initiatives aimed at improving inclusion, as well as employee attraction and retention. In addition, we focus on initiatives such as implementing health and safety policies and procedures, maintaining product safety and quality and upholding responsible procurement practices. A few recent highlights in the social pillars of People and Procurement include:
People:
•We continue to give back to our communities through the Callaway Golf Company Foundation and Callaway Community Giving Program, as well as a number of local community engagement initiatives led by our subsidiaries; and

•We continue to prioritize employee well-being by expanding wellness programs, on-site services, and wellness-focused events to promote awareness and healthy behaviors among our global employees.
Procurement:
•We continue to follow the American Apparel & Footwear Association and the Apparel and Footwear International RSL Management Restricted Substances List and ensure compliance with our own restricted substance list through a robust testing and supplier engagement program throughout our product lines;
•We partnered with Retraced to strengthen supply chain traceability, oversee supplier compliance, and improve transparency; and
•Callaway Golf and TravisMathew continue to audit suppliers in scope with respect to social compliance, human rights and environmental criteria using recognized audit protocols and reinforces the standards through training and consulting with suppliers.

We remain committed to transparency and accountability through robust reporting, providing clear and accurate information about our environmental and social performance. For more information regarding our efforts, see the ESG data table for the year ended December 31, 2024 on our website at ir.callawaygolf.com under Sustainability. For the avoidance of doubt, this and other document or website references are provided for convenience, and no information accessible therein is incorporated by reference absent explicit language to the contrary.
Stock Ownership Guidelines
In order to promote ownership of the Common Stock by our non-management directors and executive officers and thereby more closely align their interests with the interests of our shareholders, the Board has adopted stock ownership guidelines requiring our non-employee directors and executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Retainer
The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which a director or an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of the director or executive officer’s family, count toward this ownership requirement. Additionally, for those directors who are employed by or otherwise affiliated with one of our shareholders, shares owned by such affiliated entity count towards this ownership requirement in the discretion of the Compensation Committee. Restricted stock and service-based restricted stock unit awards held by the director or executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-employee director or executive officer is in compliance with these guidelines, the director or executive officer is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under our compensation plans after such non-employee director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2025, all directors and executive officers attained the minimum ownership levels or were otherwise in compliance with our stock ownership guidelines.
Insider Trading Policy
We maintain an insider trading policy applicable to all of our directors, officers and employees, their family members and controlled entities, and specially designated outsiders who have access to our material non-public information. This policy includes restrictions on the timing of transactions involving shares of our Common Stock and requires pre-approval of transactions in the shares of our Common Stock for directors, executive officers and certain other employees. Additionally, transactions in our Common Stock are generally subject to Company trading windows and blackout windows. It is also our policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in our own securities.

Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy
Our insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to our securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of our stock as collateral for a loan, or holding shares of our stock in a margin account.
In connection with the Topgolf merger, Mr. Dundon and DDFS Partnership LP, an entity Mr. Dundon controls, collectively received approximately 18.6 million shares of Common Stock. Mr. Dundon has advised us that he believes in our long-term prospects and that his preference was not to sell his shares. In connection with his nomination to stand for election at the Annual Meeting, he therefore requested that we allow him to pledge a portion of the shares he controls as collateral for a credit facility so that he could employ the liquidity provided by such shares without having to sell them. The Board determined to permit Mr. Dundon to pledge approximately 12 million shares of Common Stock owned by DDFS Partnership LP as collateral for a credit facility until the 2027 annual meeting of shareholders. In evaluating Mr. Dundon’s request to pledge such shares, the Board considered, among other things, (i) that Mr. Dundon was only pledging a portion of the shares he controls and only until the 2027 annual meeting of shareholders, (ii) Mr. Dundon’s agreement that the amount to be borrowed would not exceed 50% of the value of the pledged shares on the funding date, and (iii) Mr. Dundon’s agreement that in the event of any margin call or shortfall associated with the underlying loan, Mr. Dundon would deposit sufficient cash or other securities into a margin account in an amount sufficient to ensure that the pledged shares are not foreclosed upon or otherwise sold into the market. Mr. Dundon also agreed that the pledged shares would not count toward his satisfaction of our stock ownership guidelines so long as such shares were pledged. Based on its evaluation, the Board concluded that the pledging arrangement does not pose an undue risk to us.
Compensation Committee Interlocks and Insider Participation
In 2025, our executive officer compensation matters were handled by the Compensation Committee. During 2025, the following directors served on the Compensation Committee: Mses. Rao and Segre (Chair) and Messrs. Fleischer and Lundgren and Laura J. Flanagan (until she ceased serving on the Board on May 29, 2025). During the times of their committee service during 2025, all members of the Compensation Committee were determined to be independent and there were no compensation committee interlocks.
Shareholder Engagement
We believe regular, proactive communications with our shareholders to be in our long-term best interests. These investor communications and outreach have included, among other things, investor day meetings, quarterly conference calls, investor conferences and analyst meetings and calls throughout the year at the request of investors. These meetings provide a forum to engage with shareholders on topics including, among other things, strategy, financial performance, compensation, environmental, social and corporate governance matters and risk management. In 2025, as part of our shareholder engagement efforts, we offered to meet with certain of our shareholders holding over 50% of our outstanding shares.
Director Compensation
Directors who are not also our employees are compensated for their service on the Board and its committees with a mix of cash and equity-based compensation. Directors are also reimbursed for their travel expenses incurred in connection with their duties, and receive other benefits, as described below. The Compensation Committee periodically reviews the compensation and benefits the directors receive from us for service on the Board and on Board committees and recommends changes to the Board.
Mr. Brewer, as our President and Chief Executive Officer, does not receive any additional cash or equity-based compensation for serving on the Board.
In determining the reasonableness of our director compensation, the Compensation Committee periodically consults with, and reviews market data provided by, its independent compensation consultant. The primary source of the market data is the same group of companies that are used for executive compensation determination purposes (the “Compensation Comparison Group”). We do not target a specific level of director compensation relative to the market reference information, but rather use such information, along with information on broader trends and practices, to help guide our decisions related to our director compensation program. In 2025, the Compensation Committee elected not to change director compensation levels from 2024.

Cash Compensation. Non-employee directors were paid an annual base cash compensation of $100,000 and the Board Chairman was paid an additional annual $50,000 cash retainer. Non-employee directors who serve as chairs of Board committees are paid an additional annual retainer fee. The Chair of the Audit Committee is paid $15,000; the Chair of the Compensation Committee is paid $12,500; the Chair of the Nominating and Corporate Governance Committee is paid $10,000.
Members of our Board may elect to receive their cash retainers in the form of fully vested shares of our Common Stock, which shares are issued on the 15th day of the last calendar month of each calendar quarter. The number of shares issued is equal to (1) the cash retainers to be paid in the form of shares, divided by (2) the closing price per share on the 15th day of the last calendar month of each calendar quarter (or if such day is not a trading day, on the immediately preceding trading day). These shares are issued under our 2022 Incentive Plan.
Equity-Based Compensation. Upon the initial election or appointment of a new director and for each year of continuing service on the Board, a non-employee director is granted restricted stock units generally (but may be granted stock options, restricted stock, restricted stock units, or a combination thereof, as permitted under our 2022 Incentive Plan) with an aggregate grant date fair value of approximately $125,000 (which may be prorated as determined by the Board) as the long-term incentive portion of director compensation. Such equity-based awards are made as of the date of appointment or re-election in the form and amount as determined by the Board on the recommendation of the Compensation Committee and are based on the average closing price of the Common Stock for the 20-trading days immediately preceding the grant date. The awards generally vest on the first anniversary of the grant date. The value and the number of equity awards granted to the directors in 2025 are reported in the table below.
Other Benefits. We have a policy that the non-employee directors should promote our products by using the products whenever they play golf. To assist them in complying with this policy, non-employee directors are entitled to receive our golf club and golf ball products, free of charge, for their own personal use and the use of immediate family members residing in their households. Non-employee directors also receive a limited amount of other products (e.g., apparel and other accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2025 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2025
The following table summarizes the compensation of our non-employee directors for fiscal year 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erik J Anderson (3)	$100,000	$118,880	$—	$—	$—	$—	$218,880
Laura J. Flanagan (3)	$40,935	$—	$—	$—	$—	$—	$40,935
Russell L. Fleischer (4)	$115,000	$118,880	$—	$—	$—	$—	$233,880
Bavan M. Holloway	$100,000	$118,880	$—	$—	$—	$—	$218,880
John F. Lundgren	$150,000	$118,880	$—	$—	$—	$—	$268,880
Scott M. Marimow (5)	$65,218	$118,880	$—	$—	$—	$—	$184,098
Adebayo O. Ogunlesi (6)	$110,000	$118,880	$—	$—	$—	$—	$228,880
Varsha R. Rao (3)(7)	$100,000	$118,880	$—	$—	$—	$—	$218,880
Linda B. Segre	$112,500	$118,880	$—	$—	$—	$—	$231,380
Anthony S. Thornley	$100,000	$118,880	$—	$—	$—	$—	$218,880
C. Matthew Turney (8)	$92,120	$118,880	$—	$—	$—	$—	$211,000

(1)In addition to the annual $100,000 cash retainer: Mr. Lundgren was paid $50,000 for service as Board Chairperson; Mr. Fleischer was paid $15,000 for service as Audit Committee Chair; Ms. Segre was paid $12,500 for service as Compensation Committee Chair; and Mr. Ogunlesi was paid $10,000 for service as Nominating and Corporate Governance Committee Chair.
(2)Represents the aggregate grant date fair value of restricted stock units (“RSUs”) calculated for financial reporting purposes for 2025 utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). See Note 15, “Stock Plans and Share-Based Compensation,” to our Audited Consolidated Financial Statements set forth in our Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 (the “2025 Form 10-K”), for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. In 2025, each non-employee director who was re-elected or elected to the Board on the date of our 2025 annual meeting was granted 18,546 RSUs, which, subject to continued service, vest on the one-year anniversary of the grant date. The number of RSUs granted was based on the average closing price of the Common Stock for the 20-trading days immediately preceding the grant date. As of December 31, 2025, the non-employee directors listed in the table above held the following RSUs (including accrued share dividend equivalents): Mr. Anderson, 18,546 RSUs; Mr. Fleischer,18,546 RSUs; Ms. Holloway, 18,546 RSUs; Mr. Lundgren, 18,546 RSUs; Mr. Ogunlesi, 18,546 RSUs; Ms. Rao, 18,546 RSUs; Ms. Segre, 18,546 RSUs; and Mr. Thornley, 18,546 RSUs. Mr. Marimow resigned from the Board on August 25, 2025, and Mr. Turney resigned from the Board on December 2, 2025. As a result, Mr. Marimow and Mr. Turney forfeited the RSUs granted to them on the date of our 2025 annual meeting on the dates of their respective resignations. Ms. Flanagan did not hold any RSUs as of December 31, 2025. As of December 31, 2025, Mr. Anderson also held 124,500 options to purchase shares of our Common Stock, which options we assumed in connection with our merger with Topgolf in March 2021.
(3)Ms. Flanagan did not stand for re-election at the 2025 annual meeting, and neither Mr. Anderson nor Ms. Rao are standing for re-election at the 2026 Annual Meeting.
(4)Mr. Fleischer chose to receive $115,000 of fees earned in 2025 in the form of fully vested shares of our Common Stock and received an aggregate of 13,861 shares. The amount of the cash retainers that Mr. Fleischer elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.
(5)Mr. Marimow resigned from the Board on August 25, 2025.
(6)Mr. Ogunlesi chose to receive $110,000 of fees earned in 2025 in the form of fully vested shares of our Common Stock and received an aggregate of 13,259 shares. The amount of the cash retainers that Mr. Ogunlesi elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.
(7)Ms. Rao chose to receive $100,000 of fees earned in 2025 in the form of fully vested shares of our Common Stock and received an aggregate of 12,053 shares. The amount of the cash retainers that Ms. Rao elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column.
(8)Mr. Turney resigned from the Board on December 2, 2025.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The terms of all of the Company’s directors expire at the Annual Meeting. The current size of the Board is nine members. Pursuant to a Stockholders Agreement, dated as of October 27, 2020 (the “Stockholders Agreement”) entered into in connection with our merger with Topgolf International, Inc. (“Topgolf”), each of PEP TG Investments LP (“Providence”), DDFS Partnership LP and Dundon 2009 Gift Trust (together, “Dundon”) and TGP Investors, LLC, TGP Investors II, LLC and TGP Advisors, LLC (together, “WestRiver”), had the right to designate one person (for a total of three persons) to be nominated for election to the Board for so long as such shareholder maintained beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. Only Dundon maintains the requisite shares to designate a director, and Dundon has designated Thomas G. Dundon for nomination to stand for election at the Annual Meeting.
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the nine individuals identified in the table below to stand for election at the Annual Meeting to serve until the 2027 annual meeting of shareholders and until their respective successors are elected and qualified. Neither Erik J Anderson nor Varsha R. Rao are standing for re-election at the 2026 Annual Meeting. Except for Messrs. Dundon and Mandel, each of the nominees currently serves as a director.

Director Nominee	Positions with the Company
Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
John F. Lundgren	Chairperson of the Board
Thomas G. Dundon	Director Nominee
Russell L. Fleischer	Director
Bavan M. Holloway	Director
Mark D. Mandel	Director Nominee
Adebayo O. Ogunlesi	Director
Linda B. Segre	Director
Anthony S. Thornley	Director
Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. There is no family relationship between any director, executive officer, or person nominated or chosen to become a director or executive officer.

Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
Age: 62 Director Since: 2012 Board Committees: None
Since 2012, Mr. Brewer has served as our President and Chief Executive Officer and as a member of the Board. From January 2002 to February 2012, Mr. Brewer served as the President and Chief Executive Officer and as a member of the board of Adams Golf, Inc. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and served as its Senior Vice President of Sales and Marketing from September 1998 to August 2000. He currently serves on the Board of Directors of Topgolf (after having previously served as a Director of Topgolf from 2012 until our merger with Topgolf in 2021), the Board of Directors of The First Tee of San Diego/Pro Kids and the Executive Committee of The Legacy Charity. Mr. Brewer also served on the National Golf Foundation’s Board from 2014 to 2019. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991.
Specific Qualifications, Attributes, Skills & Experience
Mr. Brewer is highly qualified, and was renominated, to serve on the Board, among other reasons, because the Board believes it is important to have our Chief Executive Officer serve on the Board as he is the one closest to our day-to-day operations. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, public capital markets/investor relations, human resources, technology/cybersecurity, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, mergers and acquisitions, compliance and environmental, social and governance matters.

John F. Lundgren	Chairperson of the Board
Age: 74 Director Since: 2009 Board Committees: Audit, Compensation and Nominating and Corporate Governance
Mr. Lundgren is the Chairman of the Board. Mr. Lundgren served as Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., from 2004 through July 2016, after which time he served as Special Advisor to the company through April 2017. Stanley Black & Decker, Inc. is the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President — European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is the Chairman of the board of directors of VISA Inc., was a member of the board of directors of Staples Inc. prior to its sale to a private equity fund in September of 2017, and was a former director of the National Association of Manufacturers (NAM). Mr. Lundgren is also the Lead Independent Director of Pella Inc., a director of The Chamberlain Group and is on the Advisory Board of American Securities. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University.
Specific Qualifications, Attributes, Skills & Experience
Mr. Lundgren is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior experience as a Board member as well as his experience as a chief executive officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, public capital markets/investor relations, human resources/compensation, technology/cybersecurity, manufacturing, international business matters, strategic planning, consumer sales and marketing, mergers and acquisitions, compliance and environmental, social and governance matters.

Thomas G. Dundon	Director Nominee
Age: 54 Director Since: Not applicable Board Committees: Not applicable
Mr. Dundon is the Co-Founder and Chairman of Southpaw Capital Partners, an industrial-focused real estate investment firm, and the Chairman and Managing Partner of Dundon Capital Partners LLC (“Dundon Capital Partners”), a Dallas-based private investment firm. Mr. Dundon also serves as Chief Executive Officer, majority owner and governor of the Carolina Hurricanes, a team in the National Hockey League. Prior to founding Dundon Capital Partners, Mr. Dundon served as the Chairman and Chief Executive Officer of Santander Consumer USA, a publicly traded consumer finance company, which he co-founded in 1995. Additionally, Mr. Dundon previously served on our Board from 2021 through 2023 and, from 2011 until the completion of the merger with Topgolf in March 2021, Mr. Dundon served as a director of Topgolf. Mr. Dundon has also served, and continues to serve, on the board of directors of various private companies. Mr. Dundon also supports various charities, including the Salesmanship Club of Dallas, the First Tee of Dallas and the Dundon Family Charitable Fund. Mr. Dundon received a bachelor’s degree in economics from the Southern Methodist University in 1993.
Specific Qualifications, Attributes, Skills & Experience
Mr. Dundon is highly qualified to serve on the Board, among other reasons, due to his prior service as a member of the Board and the Topgolf board of directors, his experience as a chairman and chief executive officer of a public company; as well as his prior executive and operational experience in the sports and entertainment industries and his experience with corporate governance matters. He also has functional expertise in finance, accounting, technology/cybersecurity, strategic planning and mergers and acquisitions.

Russell L. Fleischer	Director
Age: 58 Director Since: 2018 Board Committees: Audit (Chair), Compensation
Mr. Fleischer has served as a general partner at Battery Ventures, a global investment firm providing venture capital and private equity, since 2015, after joining as a partner in 2014. Mr. Fleischer has experience serving as Chief Executive Officer of three privately held corporations: HighJump Software, a supply chain management software company, from 2010 to 2014; Healthvision Software, a healthcare information technology provider, and TriSyn Group, a core banking applications software provider. Mr. Fleischer has been both a public and private company Chief Financial Officer, including for Adams Golf from 2000 to 2002. Mr. Fleischer also served as a board member of Adams Golf from 2005 to 2012. Mr. Fleischer earned a B.A. in Economics from Johns Hopkins University and an MBA from Vanderbilt University.
Specific Qualifications, Attributes, Skills & Experience
Mr. Fleischer is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior chief executive officer experience as well as his extensive financial executive experience with significant experience in the golf industry and experience in finance, accounting, public capital markets/investor relations, human resources/compensation, technology/cybersecurity, manufacturing, international business matters, strategic planning, mergers and acquisitions, compliance and environmental, social and governance matters.

Bavan M. Holloway	Director
Age: 61 Director Since: 2021 Board Committees: Audit
Ms. Holloway has served as a Director since December 2021 and has over 30 years of broad finance and audit experience in complex and highly regulated business environments. She previously served as Vice President of Corporate Audit for The Boeing Company, among other senior finance roles, until her retirement in April 2020. Prior to joining Boeing in May 2002, Ms. Holloway spent 16 years at KPMG LLP primarily serving financial clients in Chicago and New York. She currently serves on the board of directors of TPI Composites Inc. and previously served on the board of directors of T-Mobile US, Inc. from June 2021 through June 2023. Ms. Holloway holds a bachelor’s degree in business administration from the University of Tulsa and a master’s degree in financial markets and trading from the Illinois Institute of Technology. In October 2021, Ms. Holloway also received her CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute.
Specific Qualifications, Attributes, Skills & Experience
Ms. Holloway is highly qualified to serve on the Board, among other reasons, due to her extensive experience in the areas of finance, accounting and corporate audit as well as her experience serving as a board member at other public companies. She also has functional expertise in finance, accounting, technology/cybersecurity, manufacturing, international business matters and compliance.

Mark D. Mandel	Director Nominee
Age: 58 Director Since: Not applicable Board Committees: Not applicable
Mr. Mandel retired in June 2025 after a 31-year career at Wellington Management, a leading private investment management firm. Mr. Mandel joined Wellington in 1994, was named a Managing Director in 1997 and was elected Partner in 2002. From 2018 until his retirement, Mr. Mandel served as an Equity Portfolio Manager on Wellington’s Global Stewards team, a concentrated, long-term oriented investment strategy that he co-founded. Mr. Mandel also served as Vice Chair of Wellington and held a number of oversight functions within the firm, including as Chair of the firm's Compensation Committee. Previously, Mr. Mandel held roles as Director of Global Industry Research and Global Industry Analyst. Mr. Mandel holds a B.A. in Economics from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College. He serves on the Board of Advisors at the Tuck School of Business, as well as a Trustee at Bates College. Mr. Mandel also holds an FSA credential and is a Chartered Financial Analyst and member of the CFA Institute.
Specific Qualifications, Attributes, Skills & Experience
Mr. Mandel is highly qualified and was nominated to serve on the Board, among other reasons, due to his extensive experience in finance and investing. He also has functional expertise in finance, accounting, public capital markets/investor relations, human resources/compensation, international business matters, strategic planning, mergers and acquisitions, environmental, social and governance matters and compliance.

Adebayo O. Ogunlesi	Director
Age: 72 Director Since: 2010 Board Committees: Audit, Nominating and Corporate Governance (Chair)
Mr. Ogunlesi has served as Senior Managing Director and a member of the Global Executive Committee of BlackRock, Inc., an investment management firm providing investment management and technology services to retail and institutional clients, since October 2024. Prior to the acquisition of Global Infrastructure Management, LLC (“GIP”) by BlackRock, Mr. Ogunlesi was Chairman and Managing Partner of GIP, a private equity firm which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors, from 2006 to October 2024. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi is currently a member of the board of directors of The Goldman Sachs Group, a position he has held since 2012, and Kosmos Energy Ltd., a position he has held since 2004. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.
Specific Qualifications, Attributes, Skills & Experience
Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service on the Board, his current executive officer position, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, public capital markets/investor relations, human resources/compensation, technology/cybersecurity, international business matters, strategic planning, mergers and acquisitions, compliance and environmental, social and governance matters.

Linda B. Segre	Director
Age: 65 Director Since: 2015 Board Committees: Compensation (Chair), Nominating and Corporate Governance
Ms. Segre served as Executive Vice President, Chief Strategy and People Officer of Diamond Foods, Inc., a San Francisco-based, publicly-traded company that produced premium snack food and culinary nut products, from 2009 until its sale in February 2016. Ms. Segre first joined Diamond Foods in 2009 as Senior Vice President, Corporate Strategy. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia having won five tournaments including the Irish Open and the Reno Open. Ms. Segre has also served as a director and chairperson of the compensation committee of the board of directors of Mission Produce, Inc., a publicly traded company, since July 2020, and also serves as a director on the board of directors of Pecan Grove Farms, LLC and DAFgiving360 (formerly named Schwab Charitable). Ms. Segre earned a B.A. degree with Academic Distinction in Economics and an MBA from Stanford University.
Specific Qualifications, Attributes, Skills & Experience
Ms. Segre is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her extensive public company executive officer experience, her prior service on the Board, her extensive knowledge of corporate strategy and the consumer products industry and the unique perspective regarding the golf business that she brings as a former professional golfer. Ms. Segre also has functional expertise in finance, human resources/compensation, manufacturing, international business matters, strategic planning, consumer sales/marketing, mergers and acquisitions, compliance and environmental, social and governance matters.

Anthony S. Thornley	Director
Age: 79 Director Since: 2004 Board Committees: Audit, Nominating and Corporate Governance
Mr. Thornley served as our interim President and Chief Executive Officer from June 2011 to March 2012. From 2002 to 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley also served as a board member of Transdel Pharmaceuticals, Inc. from 2007 to 2011 and Peregrine Semiconductor Corp. from 2010 to 2014. Mr. Thornley previously served as a board member of Cavium, Inc. from 2006 to 2018. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant.
Specific Qualifications, Attributes, Skills & Experience
Mr. Thornley is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service as our interim President and Chief Executive Officer, extensive experience as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, public capital markets/investor relations, human resources/compensation, technology/cybersecurity, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, mergers and acquisitions, compliance and environmental, social and governance matters.

Vote Required. Assuming a quorum is present, the affirmative vote of holders of a majority of the votes cast is required for the election of each of the nine nominees to be elected as directors. You may vote “for” or “against” with respect to the election of any or all of the nominees.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE REPORT
Management has the responsibility for the preparation, presentation and integrity of our financial statements and for our financial reporting process and internal controls over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on the conformance of our financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal controls over financial reporting. The Audit Committee is responsible for reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, financial reporting process and internal controls over financial reporting and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.
Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted: (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with our independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities laws matters and the confidential, anonymous submission by employees of any concerns regarding any of the foregoing; and (iii) a written policy governing the preapproval of audit and non-audit services to be provided by our independent registered public accounting firm and of the fees therefor. See “Information Concerning Independent Registered Public Accounting Firm—Policy for Preapproval of Auditor Fees and Services,” below.
Internal Audit
We have an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of our system of internal controls, including controls relating to financial reporting reliability. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to our Chief Financial Officer.
2025 Audit Committee Activities
Following a formal evaluation by the Audit Committee and by our management of the performance of Deloitte & Touche LLP (“Deloitte”), the Audit Committee appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2025, and our shareholders ratified the appointment during our 2025 annual meeting of shareholders. The Audit Committee reviewed and discussed with management and Deloitte our quarterly and audited annual financial statements for the year ended December 31, 2025. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the 2025 Form 10-K related to its audit of the consolidated financial statements. The Audit Committee met privately with Deloitte and discussed issues deemed significant by Deloitte and the Audit Committee. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
During the course of 2025, the Audit Committee also oversaw management’s evaluation of our internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee confirming the effectiveness of our internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the 2025 Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting.

In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might affect Deloitte’s objectivity and independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in the 2025 Form 10-K for filing with the SEC.
MEMBERS OF THE AUDIT COMMITTEE
Russell L. Fleischer (Chair) | Bavan M. Holloway
John F. Lundgren | Adebayo O. Ogunlesi
Anthony S. Thornley

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees of Independent Registered Public Accounting Firm
The following table shows the fees billed by Deloitte & Touche LLP for the years ended December 31, 2025 and December 31, 2024:

	2025	2024	Description
Audit Fees	$6,564,127	$7,991,849
Includes fees for (i) the audit of our annual financial statements, (ii) the review of our interim financial statements, (iii) the audit of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (iv) statutory audits and related services for our international subsidiaries, and (v) other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. Audit fees for 2025 include $1.4 million for audit and assurance services rendered in connection with the sale of Topgolf. We reimburse Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. The amounts of these reimbursements are not included in the audit fees shown.

Audit-Related Fees	$250,000	$—	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported under “Audit Fees.”
Tax Fees	$1,082,462	$593,582
Includes fees for services performed by the professional staff in Deloitte’s tax department except for those tax services that could be classified as audit or audit-related services, including routine foreign tax compliance, tax advice and transfer price studies. Tax fees for 2025 include $0.6 million for services rendered in connection with the sale of Topgolf.

All Other Fees	$—	$—	Includes fees for all services except those described above.
All of the services relating to the fees listed above were approved by the Audit Committee. None of such services were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.
Policy for Preapproval of Auditor Fees and Services
The Audit Committee has adopted a policy that it must preapprove all audit and non-audit services to be performed by our independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee must also preapprove the estimated fees for such services, as well as any material change to the terms, conditions or fees related thereto. The Audit Committee will only preapprove those services that would not impair the independence of the independent registered public accounting firm and only those audit-related, tax or non-audit services that are consistent with the SEC’s and PCAOB’s rules on auditor independence. The policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to our accounting records or financial statements, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating our interests in litigation or in a regulatory or administrative proceeding or investigation.
The Audit Committee has delegated to the Audit Committee Chair the authority (within specified limits) to preapprove services consistent with the policy if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair must report any services it preapproves to the Audit Committee at its next meeting.

Under the policy, the Audit Committee at least annually will review and where appropriate preapprove the services expected to be performed by our independent registered public accounting firm. Any subsequent request to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by our Chief Financial Officer or Chief Accounting Officer, together with the independent registered public accounting firm, and must include an affirmation that the provision of such services is consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. This appointment was made following the Audit Committee’s formal evaluation of Deloitte’s performance in 2025. Deloitte has served as our independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2025 and 2024 are set forth above under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm.” Deloitte representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions, and if they desire, will have the opportunity to make a statement.
The Audit Committee and the Board seek shareholder ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the fiscal year ending December 31, 2026 and to audit our internal control over financial reporting. Ratification of this appointment is not required to be submitted to shareholders. However, such ratification is being sought as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider it. Because the Audit Committee is directly responsible for appointing our independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as our independent registered public accounting firm will be made by the Audit Committee based upon our best interests at that time.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

EXECUTIVE OFFICER COMPENSATION
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT
The Compensation and Management Succession Committee (“Compensation Committee”) reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
Linda B. Segre (Chair) | Russell L. Fleischer
John F. Lundgren | Varsha R. Rao

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) is designed to provide shareholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation for 2025. The Board has delegated to the Compensation Committee the general responsibility for oversight of our compensation philosophy, policies and programs, including those applicable to our named executive officers (“NEOs”). This CD&A discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during 2025 for the NEOs. The NEOs, as determined in accordance with SEC rules, for 2025 were:

Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Brian P. Lynch	Executive Vice President, Chief Financial Officer and Chief Legal Officer
Mark F. Leposky	Executive Vice President and Chief Supply Chain Officer
Glenn F. Hickey	Executive Vice President and President, Callaway Golf Sales
Rebecca Fine	Former Executive Vice President and Chief People Officer
Investors are encouraged to read this CD&A in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the NEOs for 2025. See “2025 Compensation Tables,” below.
2025 Results and Highlights
In 2025, we completed our strategic initiatives, which were to return Callaway to a pure play golf equipment company and to strengthen our balance sheet, through our sale of the Jack Wolfskin business and the sale of a 60% stake in our Topgolf and Toptracer businesses. These transactions generated significant cash and eliminated our liability for Topgolf venue financing and operating leases. Specific highlights include:
•Following the closing of the Topgolf transaction, on January 2, 2026, the Company was in a net cash position, with approximately $680 million in cash and approximately $480 million in gross debt;
•Full year 2025 net revenue and Adjusted EBITDA from continuing operations exceeded expectations;
•Including Topgolf and Jack Wolfskin results, both of which were categorized as discontinued operations during the year, we achieved $537.3 million in Adjusted EBITDA, well above expectations;1 and
•Full year 2025 total shareholder return (“TSR”) was 29.7%.

(1)This Compensation Discussion and Analysis includes certain non-GAAP information. In order to assist interested parties with period-over-period comparisons on a consistent and comparable basis, the discussion set forth in this section provides certain non-GAAP information regarding our financial results, including “Adjusted EBITDA” which is earnings before interest, taxes, depreciation and amortization expenses and non-cash stock compensation expenses, in addition to costs associated with certain non-recurring and non-cash items. For purposes of Adjusted EBITDA, the non-recurring and non-cash items include (i) certain non-cash amortization of acquired intangible assets related to our acquisitions of TravisMathew and OGIO, (ii) other non-recurring items, including, for 2025, restructuring and reorganization charges related to a restructuring plan intended to optimize organizational efficiencies and decrease operating costs under the separate business unit structures after the separation of Topgolf (the “Transformation Plan”). In addition, solely for purposes of calculating compensation under the annual incentive plan described below, Adjusted EBITDA was also adjusted to remove the impacts of tariffs implemented after January 20, 2025. Appendix A to this Proxy Statement includes a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with GAAP.

Summary of Key 2025 Executive Compensation Actions
Set forth below is a summary of compensation-related decisions we made with respect to 2025:
•No Base Salary Increases - The Compensation Committee, as part of its annual executive base salary review process, and after reviewing individual performance, relevant competitive market data and the overall business context, including management’s focus on reducing costs, decided not to increase base salaries for the NEOs in 2025.
•Annual Incentive Award Payouts to NEOs Based on Strong Financial Results - Our financial results for 2025 resulted in above maximum consolidated Adjusted EBITDA performance relative to the goals established under the 2025 annual incentive program, resulting in maximum award payouts with respect to NEOs aligned with this metric. Our financial results in 2025 also resulted in achieved Contribution to Profit (“CTP”) between target and maximum levels for the Callaway Equipment and Soft Goods business, which resulted in above target award payouts with respect to Mr. Hickey, whose award was aligned with this metric.
•One-Time Retention Awards to NEOs. In August 2025, the Compensation Committee granted one-time retention awards to the NEOs following the resignation of Arthur Starrs, the former Chief Executive Officer of Topgolf, as a result of the extended and uncertain timeline and structure of the Topgolf separation, as well as the overall environment, including that the NEOs had not received base salary increases in 2025, the 2022-2024 performance-based restricted stock units (“PRSUs”) did not pay out and the 2023-2025 PRSUs were unlikely to pay out. The awards were designed as an incentive for the NEOs to remain with us through the Topgolf separation and consisted of 100% service-based restricted stock units (“RSUs”). With the exception of Ms. Fine, the RSUs will cliff vest on the second anniversary of the award date. Ms. Fine’s award was scheduled to vest on the first anniversary of the award date due to her planned departure upon completion of the Topgolf separation.
•Majority of Annual Long-Term Incentive Awards Tied To Performance - In March 2025, we granted PRSUs and RSUs to the NEOs. The majority of these annual awards (55%) (exclusive of the one-time retention awards) are subject to performance criteria.
•PRSUs Based Solely on relative Total Shareholder Return (“rTSR”) - The PRSUs granted in 2025 are eligible to vest based on our rTSR performance relative to the companies listed in the S&P Composite 1500 Consumer Discretionary sector, excluding Automobiles and Components (the “LTIP Reference Group”).
•Below Threshold Performance for 2023 - 2025 Annual Award PRSUs Resulting in No Payout - The PRSUs granted under the 2023 - 2025 LTIP were eligible to vest based on our three-year cumulative rTSR performance result relative to the TSR of the companies in the LTIP Reference Group. Our rTSR for the three-year performance period fell slightly below threshold, resulting in no payout with respect to these PRSU awards.
•Strong Shareholder Support for NEO Compensation Program. At our 2025 annual meeting of shareholders, approximately 98% of the votes cast were in favor of the say-on-pay proposal.
Pay for Performance Philosophy Evident in 2025 Pay Mix
The overarching goal of our compensation philosophy and incentive plan design is to motivate management and to align their interests with those of our shareholders. Accordingly, each of our NEOs receives the majority of pay from performance-based compensation tied to quantitative, objective metrics, or tied to the value of our stock price. In 2025, (i) approximately 57% of the Chief Executive Officer’s targeted total direct compensation, and approximately 50% of the targeted total direct compensation for each of the other NEOs, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk (annual non-equity incentive plan compensation and PRSUs) and (ii) approximately 70% of the Chief Executive Officer’s targeted total direct compensation, and approximately 52% of the targeted total direct compensation for the other NEOs, was provided in the form of long-term equity compensation (PRSUs and RSUs). Target direct compensation percentages include regular and recurring compensation components and do not include any one-time payments or equity awards that were provided to the NEOs, such as the one-time retention awards granted to the NEOs in August 2025.
The following graphs provide a snapshot of the elements of pay for our NEOs:
Note: The percentages in the charts above reflect the base salary, target annual incentive and targeted value of all standard annual long-term equity incentive awards for the NEOs for 2025, but do not include other forms of compensation, or any one-time equity awards granted, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table below.

Consideration of Say-on-Pay Vote Results and Shareholder Engagement
At our annual meeting of shareholders in May 2025, approximately 98% of the votes cast were in favor of the say-on-pay proposal. With the overwhelming support received from shareholders, we elected to maintain the structure of our compensation program. One of our significant shareholders did meet with us but did not provide any direct feedback on executive compensation matters. Given the overwhelming support for our compensation program from shareholders in 2025, we continued the structure of our compensation during 2025 and into 2026, which heavily favors performance-based compensation.
Compensation Best Practices
We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay for performance philosophy. We believe that our practices and policies set forth below are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices.

	What We Do		What We Do Not Do
✓	Link annual incentive pay to objective, pre-established financial goals, while also taking into account individual executive performance	✗	No excise tax gross ups

✓	Grant over 50% of annual long term incentive awards with vesting contingent on achieving clearly defined and objective performance measures that are focused on drivers of shareholder value creation	✗	No single trigger change-in-control severance payments

✓	Grant equity awards under a policy that has strict controls on grant processes and timing	✗	No single trigger accelerated vesting of equity awards that are assumed in a change-in-control

✓	Include clawback provisions in U.S. executive employment agreements and maintain an SEC- and NYSE-compliant clawback policy for recovery of erroneously awarded incentive compensation	✗	No dividends on RSUs prior to vesting

✓	Maintain stock ownership guidelines and holding requirements for executive officers and directors	✗	No dividends on PRSUs

✓	Engage an independent compensation consultant through the Compensation Committee	✗	No pension benefits to executives

✓	Engage with shareholders as appropriate and consider their input in designing our executive compensation programs	✗	No re-pricing of stock options without shareholder approval

✓	Conduct an annual risk assessment of our executive and broad-based compensation programs	✗	No hedging, short sales or pledging of our stock by executive officers permitted

Guiding Principles for Executive Compensation
Given the complexity and competitive nature of our business, the Board must recruit and appoint highly-qualified individuals to serve as our executive officers to oversee and manage our complex global operations. The purpose of our executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align their interests with those of our shareholders by incentivizing the executive officers to operate the business in a manner that creates shareholder value. In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:
Compensation levels should be sufficiently competitive to attract and retain the executive talent needed to compete. Our overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where we choose to compete. As discussed below under “—The Compensation Committee’s Role —The Role of Peer Companies and Competitive Market Data,” we do not target or position compensation at a specific percentile relative to market data. Instead, given the complexity and competitiveness of our business, this information is used as a general guide in setting and assessing executive compensation levels and practices.
A significant portion of total compensation should be related to performance. Executive compensation should be linked to Company or business unit and individual performance. The annual incentive compensation element is tied directly to short-term corporate or business unit performance, but the final payout may be affected by individual performance, and a majority of our annual long-term incentive program is tied to corporate performance, absent special circumstances. Over time, there is a strong correlation between our long-term performance and our stock price. Under our plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.
Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions. Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increase. Accordingly, individuals with greater roles and responsibility for achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.
Incentive compensation should strike a balance between short-term and long-term performance. Our compensation plans focus management on achieving strong annual performance in a manner that supports our long-term success and profitability. Accordingly, we use both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over our strategic direction and results over time.
A significant portion of executive compensation should be equity-based. To further align the interests of our executive officers with those of our shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. The executive officers are also subject to stock ownership guidelines which require the executive officers to own a specified minimum amount of Common Stock and hold a portion of the shares of Common Stock received from the long-term incentive awards if they are not in compliance with the guidelines.
The Compensation Committee uses various resources to guide its compensation decisions. In setting compensation, the Compensation Committee works with our Chief Executive Officer and EVP, Chief People Officer. In addition, the Compensation Committee has engaged an outside independent compensation consultant to provide independent advice and information on executive compensation matters. See below “—The Compensation Committee’s Role—The Independent Compensation Consultant’s Role.”
The Compensation Committee’s Role
The Board has delegated to the Compensation Committee general responsibility for oversight of our compensation philosophy, policies and programs, including those applicable to the NEOs.
The Compensation Committee, comprised entirely of independent directors, is responsible for, among other things, approving and overseeing our executive compensation programs. This includes the design and implementation of those programs to ensure they are reasonable and not excessive, reward corporate and individual performance, provide appropriate incentives for the executive officers, and do not encourage excessive risk taking. It also includes setting base salaries, developing appropriate short-term and long-term incentives, and approving stock-based award plans and grants, employment agreements (including severance and change-in-control provisions), and other compensation and benefit plans, arrangements and agreements applicable to executive officers.
The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsel as it deems appropriate.
The Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of our financial performance in absolute terms and against our annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments including performance against any agreed-upon objectives, and any other relevant factors pertinent to the year’s results as discussed below. In the case of our Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon his agreed-upon annual objectives and accomplishments and his self-appraisal of his performance. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and provide input to the Compensation Committee in its consideration of any changes in compensation for the Chief Executive Officer. Mr. Brewer is not present during voting or deliberations by the independent directors regarding his own compensation.
The Compensation Committee routinely reviews our executive compensation programs and makes modifications as appropriate in light of Company and industry dynamics as well as current trends and best practices. The amounts paid to an individual executive in any given year reflect our current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive.
Additional information concerning the Compensation Committee’s responsibilities can be found under the section entitled “Board of Directors and Corporate Governance—Board Committees,” above.
The Chief Executive Officer’s Role
At the Compensation Committee’s request, our Chief Executive Officer, Mr. Brewer, provides input regarding the performance and appropriate compensation of our other executive officers. The Compensation Committee considers Mr. Brewer’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee sets the compensation of our other executive officers after considering Mr. Brewer’s input.
The Independent Compensation Consultant’s Role
The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with applicable SEC and NYSE rules.
In 2025, the Compensation Committee engaged Mercer, LLC (“Mercer”) as its compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee and provide comparative market data, information on compensation trends, and an objective view of compensation matters. Mercer representatives generally interact with the Compensation Committee Chair and with senior management at the direction of the Compensation Committee, attend Compensation Committee meetings, and meet in executive session with Compensation Committee members and, for matters relating to the compensation of the our Chief Executive Officer, with the other independent directors as well.
We generally do not use Mercer or Mercer’s affiliates for any other purpose, except that we occasionally purchase broad industry compensation survey data from Mercer that it makes available for third parties to purchase, and we have used an affiliate of Mercer for certain insurance brokerage services. The Compensation Committee requires that we obtain the Compensation Committee’s approval prior to engaging Mercer for any other purpose. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to us by Mercer and its affiliates; (ii) the amount of fees received from us by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation Committee; (v) any of our stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of our executive officers. The Compensation Committee assessed Mercer’s independence in light of these standards and determined that there were no conflicts of interest or independence concerns with respect to Mercer. The Compensation Committee also receives advice from legal counsel as appropriate and conducts a review of the same six factors with regard to the outside legal counsel providing such advice.
The Role of Peer Companies and Competitive Market Data
In determining the reasonableness and competitiveness of our executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to our programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of our proposed compensation levels and targets in any given year. We, however, do not target or position compensation at a specific percentile relative to the market data.

Depending upon the particular issue or circumstance, the Compensation Committee will use (i) broad industry survey data (without disclosure of the individual corporations) from AON Radford McLagen and Mercer for companies of similar revenue size as the Company and/or (ii) a predetermined group of corporations in the “Compensation Comparison Group”, as described below.

The Compensation Comparison Group consists of companies that are similar to us in revenue size and have similar business characteristics. In addition, we often compete for executive talent with corporations outside the golf industry, due to the complexity of our operations, brand and product portfolio. Therefore, the Compensation Committee compares executive compensation levels to companies in industries with similar characteristics. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes.

In 2025, the companies included in the Compensation Comparison Group remained the same as 2024, except Vista Outdoor, Inc. was removed since it no longer fit the selection criteria, as described above. The Compensation Comparison Group used to inform 2025 pay decisions is listed below.

Acushnet Holdings Corp.	Darden Restaurants, Inc.	Lululemon Athletica Inc.	Vail Resorts, Inc.
Bloomin’ Brands, Inc.	Dave & Buster’s Entertainment, Inc.	Peloton Interactive, Inc.	Yum! Brands, Inc.
Brinker International, Inc.	Deckers Outdoor Corporation	Polaris, Inc.
Brunswick Corporation	Electronic Arts, Inc.	Texas Roadhouse, Inc.
Columbia Sportswear Company	G-III Apparel Group, Ltd.	Under Armour, Inc.
The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, market data, and input provided by the Compensation Committee’s independent compensation consultant.

Components of the Executive Compensation Program
The executive compensation program has three elements of total direct compensation: base salary, annual incentives and long-term equity incentives, which are summarized in the table below. We also provide NEOs with certain perquisites and benefits, and in 2025, one-time retention awards following Mr. Starrs’ resignation and the resulting uncertainty as to the timing and form of the Topgolf separation, each as described below. Each element of total direct compensation is intended to reward and motivate executives in different ways consistent with our overall guiding principles for compensation described above. While the table below reflects the three pillars of our ongoing executive compensation program, the Board or our Compensation Committee may choose to utilize different compensation components as needed.

Element	Purpose & Characteristics	Tie to Compensation Philosophy
Base Salary
•Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.
•Compensates for day-to-day job responsibilities.
•Reviewed annually and adjusted when appropriate based on individual performance, expanded duties and changes in the competitive marketplace.

•Competitive base salaries help attract and retain executive talent.
•Increases are not automatic or guaranteed, to promote a performance culture.
•The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives.

Annual Incentive
•Variable compensation based on performance against annually established targets and individual performance; payable in cash.
•Intended to provide an incentive to drive a high level of business unit, corporate and individual performance without excessive risk taking.
•Target award values, metrics, and goals are evaluated each year for alignment with business strategy as well as Company and industry dynamics.
Annual Long-Term Equity Incentives
•Variable compensation; annual awards granted in the form of PRSUs, which constitute the majority of the awards, and RSUs.
•Designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of shareholders through stock-based incentives.
•PRSU awards for NEOs based on performance metrics (e.g., exclusively on rTSR objectives for awards granted in 2025).
•A multiple of the target number of PRSUs (0% to 200%) vests after three years based on achievement of performance goals over a three-year performance period.
•RSUs vest ratably over three-years.

•Target award value, performance metrics, and goals reviewed annually.
•RSUs are designed to motivate an executive to remain with us and to align an executive’s interests with shareholders.
•PRSUs reward executives for creating long-term shareholder value.
•Awards are consistent with the Compensation Committee’s guiding principles in that a majority are performance-based and all are equity-based.

The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be performance based, and therefore at risk, as position and responsibility increase.
Consistent with our compensation philosophy, the executive compensation program incorporates a balance between guaranteed and at-risk compensation, cash and stock-based compensation, and short-term and long-term compensation.

Base Salary
In setting the base salaries for our NEOs, the Compensation Committee reviews the complexity of the job requirements and performance expectations and the market data described above and consults with its independent compensation consultant. The annualized base salaries of the NEOs during 2025 and 2024 are set forth in the table below. After a review of individual performance, relevant competitive market data and the overall business context, including management’s focus on cost reduction and improving profitability, the Compensation Committee elected to maintain 2024 salaries in 2025.

Name	2025	2024	% Change
Oliver G. (Chip) Brewer III	$1,100,000	$1,100,000	0.0%
Brian P. Lynch	$650,000	$650,000	0.0%
Mark F. Leposky	$536,000	$536,000	0.0%
Glenn F. Hickey	$536,000	$536,000	0.0%
Rebecca Fine	$484,000	$484,000	0.0%

Annual Incentive
Overview
The annual incentive serves as the short-term performance-based element of the executive compensation program. The incentive is at-risk, with payment based on Company-wide goals for the CEO, CFO, Mr. Leposky and Ms. Fine, and business unit goals for Mr. Hickey. The incentive is intended to motivate an executive to drive a high level of Company-wide and/or business unit performance without excessive risk taking while also ensuring overall Company-wide performance is able to appropriately fund any awards earned under the program. It allows Mr. Hickey, who has primary oversight of a significant business unit, to be rewarded for strong business unit performance. The payout of annual incentives to executive officers is subject to the Compensation Committee’s approval following its review and assessment of Company-wide and business unit performance results.
How Incentive Opportunity and Payout is Determined
The annual incentive payout for the NEOs is determined using the following process:
First, the participant’s annual base salary is multiplied by the participant’s target incentive percentage and by the applicable Company-wide or business unit performance modifier, as described below, to determine the participant’s baseline incentive payout.

Participant’s Annual Base Salary	X	Participant’s Target Incentive %	X	Company-wide or Business Unit Performance Modifier %	=	Baseline Incentive Payout
Second, the participant’s baseline incentive payout may be adjusted upward or downward based on individual performance relative to individual performance factors set for such executives for 2025, in the sole discretion of the Compensation Committee, to determine the final incentive payout. Any upward adjustment based on individual factors is limited to no more than 33%. A participant’s incentive payout may not exceed 200% of the target incentive.
Target Incentive and Business Unit Performance Basis. The target incentive percentage, which the Compensation Committee sets each year, is a percentage of the executive’s base salary and is the amount the executive could earn assuming we or the business unit achieved target goals, the executive achieved his/her individual objectives, and otherwise met performance expectations. The Compensation Committee elected to maintain the same target incentive percentage for each of the NEOs in 2025 as compared to 2024. Target incentive percentages were based on each executive’s position and were set to be generally consistent with market data and the range of total direct compensation that the Compensation Committee targets for the NEOs. The Compensation Committee elected to maintain the 2024 target incentive percentages for each NEO during 2025 as detailed in the table below.

Name	2025	2024
Oliver G. (Chip) Brewer III	150%	150%
Brian P. Lynch	100%	100%
Mark F. Leposky	75%	75%
Glenn F. Hickey	75%	75%
Rebecca Fine	65%	65%

As discussed below, the actual incentive payouts for each executive can vary from zero to 200% of such executive’s target incentive percentage.
Company-Wide Performance Goal. Adjusted EBITDA, as further adjusted for items mentioned in the table footnote below, was the Company-wide performance metric for 2025.
Business Unit Performance Goals. The financial metric for Mr. Hickey’s business unit objective is CTP. Business unit metrics spanning multiple global locations are currency neutral to planned budgeted currency exchange rates.

NEO	Applicable Metric(s) for Company-wide or Business Unit Goals
Oliver G. (Chip) Brewer III	Company-wide Adjusted EBITDA
Brian P. Lynch	Company-wide Adjusted EBITDA
Mark F. Leposky	Company-wide Adjusted EBITDA
Glenn F. Hickey	Contribution to Profit - Callaway Equipment & Soft Goods
Rebecca Fine	Company-wide Adjusted EBITDA

The 2025 Company-wide Adjusted EBITDA performance goals and business unit level CTP goals were set by the Compensation Committee in February 2025. In setting these goals, the Compensation Committee considered the 2024 Company-wide and business unit level performance, the 2025 Company-wide and business unit level operational goals, and the 2025 budget. Prior to approving the goals, the Compensation Committee discussed them with management and with its outside compensation consultant.

Potential payouts attributable to the Company-wide or business unit modifiers are determined based on the performance level achieved, and are interpolated on a straight-line basis for achievement between threshold, target, and maximum performance goals. No annual incentive is paid unless the threshold performance goal is achieved. Furthermore, unless otherwise approved by the Compensation Committee, the achieved performance modifier opportunity for the respective business unit metrics is limited based on the overall Company-wide Adjusted EBITDA performance levels as described below:

Business Unit Achievement Level Modifier	Required Company-wide Adjusted EBITDA Modifier
50% - 100%	50% minimum
100% - 150%	100% Minimum
150% - 200%	150% Minimum

Should the Company-wide achievement modifier exceed the calculated business unit achievement level modifier, the business unit level modifier will be applied to the participant’s incentive calculation and will not be increased or adjusted relative to the Company-wide modifier.

The table below shows the 2025 Company-wide performance goals and, for Mr. Hickey, his business unit performance goals, the relationship between the respective goals and related performance modifiers for purposes of determining the potential payout, and the actual performance and payout modifier achieved.

Metric / Performance Levels:	Associated NEO	Threshold		Target		Maximum		Actual
		Value	Modifier	Value	Modifier	Value	Modifier	Value	Modifier
Company-wide Adjusted EBITDA(1)	Mr. Brewer, Mr. Lynch, Mr. Leposky & Ms. Fine	$379.7 MM	50%	$446.7 MM	100%	$513.7 MM	200%	$568.6 MM	200.0%
Aggregate CTP - Callaway Equipment & Soft Goods(2)	Mr. Hickey	$189.8 MM	50%	$223.4 MM	100%	$256.9 MM	200%	$249.8 MM	178.9%
(1)Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items. These non-recurring and non-cash items for 2025 included charges related to the Transformation Plan. In addition, solely for purposes of calculating compensation under the annual incentive plan, Adjusted EBITDA was also adjusted to remove the impacts of tariffs implemented after January 20, 2025. Appendix A to this Proxy Statement includes a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with GAAP.
(2)Aggregate CTP - Callaway Equipment & Soft Goods is revenue minus direct expenses for the Callaway Golf Equipment business, the Callaway Golf soft goods business, the TravisMathew business in Japan, Korea and the rest of Asia and the Jack Wolfskin business in Japan. Aggregate CTP is calculated on a currency neutral basis to the exchange rates used to set the performance goal.

2025 Annual Incentive Payouts
As noted above, the Company-wide Adjusted EBITDA for 2025 was $568.6 million, which was above the maximum performance level under the plan, resulting in a maximum Adjusted EBITDA modifier of 200%. With respect to Mr. Hickey, the Aggregate CTP for the Callaway business for 2025 was $249.8 million, which was between target and maximum performance levels under the plan, resulting in a 178.9% award modifier. No adjustments were made for the individual performance modifier.

Name	Base Salary	X	Incentive Target %	X	Business Performance Modifier		Individual Performance Modifier	=	Actual Incentive $
Oliver G. (Chip) Brewer III	$1,100,000	x	150.0%	x	200.0%	x	100.0%	=	$3,300,000
Brian P. Lynch	$650,000	x	100.0%	x	200.0%	x	100.0%	=	$1,300,000
Mark F. Leposky	$536,000	x	75.0%	x	200.0%	x	100.0%		$804,000
Glenn F. Hickey	$536,000	x	75.0%	x	178.9%	x	100.0%		$719,178
Rebecca Fine	$484,000	x	65.0%	x	200.0%	x	100.0%	=	$629,200
Annual Long-Term Equity Incentives
Overview of Annual Long-Term Equity Incentives
Consistent with the Compensation Committee’s goal of aligning executive compensation with our long-term performance and with the Compensation Committee’s guiding principle that a majority of the long-term incentives should be performance-based, and that all long-term incentives should be equity-based, the Compensation Committee determined to award PRSUs and RSUs to the NEOs in 2025.
These awards are designed to motivate our executives to remain with us, achieve strong long-term operational performance and increase shareholder value. PRSUs tie executives’ interests to the interests of shareholders by focusing and rewarding our executives for achieving key financial objectives that link to the creation of shareholder value. RSUs provide a retention incentive as they vest solely based on continued service, and upon vesting they provide an ownership stake in our Common Stock. They also further align the interests of the executives with those of our shareholders as the executives generally have the same long-term economic benefits and risks as those of a shareholder.
All NEO awards in 2025 were made under our 2022 Incentive Plan.

How Annual Long-Term Equity Incentive Awards are Determined
For each NEO, the Compensation Committee sets an annual targeted long-term incentive award value. The targeted value generally varies by position and responsibility and is reviewed annually. In setting the targeted value, the Compensation Committee consults with its independent compensation consultant and compares the targeted value to applicable market data, including broad industry data and, as warranted, data from the

Compensation Comparison Group. It also considers the effect the long-term incentives may have on the executive’s total direct and realizable compensation opportunities.
The Compensation Committee then allocates the targeted annual long-term incentive award value between PRSUs and RSUs. The mix of the awards is intended to align with our philosophy that a majority of the long-term incentive awards for senior executives should be performance-based. For 2025, the target number of shares underlying the PRSUs and RSUs was determined by multiplying the targeted annual long-term incentive award value by 55% and 45%, respectively, and dividing that number by the average closing price of the Common Stock for the 20 trading days immediately preceding the date on which the Compensation Committee approves the awards. A 20 trading day average price, as opposed to a single price on the approval date, is used to mitigate the potential impact of single trading day aberrations on the number of shares granted.
The table below sets forth, for 2025, the targeted annual long-term incentive value and the resulting “target” number of PRSUs and the number of RSUs for each of the NEOs subject to their annual long-term incentive awards granted in March 2025. The targeted long-term incentive award values for 2025 were the same as 2024.

Name	2025 Targeted Long-Term Incentive Award Value	Target No. of Shares Underlying PRSUs	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$6,500,000	531,204	434,622
Brian P. Lynch	$1,500,000	122,586	100,298
Mark F. Leposky	$1,000,000	81,724	66,865
Glenn F. Hickey	$1,000,000	81,724	66,865
Rebecca Fine	$750,000	61,293	50,149
As described above, these “target” values are converted at the time of grant into a “target” number of PRSUs and RSUs, respectively, based on the 20 trading day average price described above. The actual aggregate grant date fair value of these awards, computed in accordance with ASC Topic 718, may differ from the target values reflected in the table above. For the grant date fair value of the PRSU and RSU awards granted to the Company’s NEOs during 2025, please see the Summary Compensation Table below.
2025 Annual Long-Term Equity Incentive Awards
Both RSUs and PRSUs are contingent rights to receive one share of Common Stock upon vesting of the applicable award.
RSUs. The RSUs granted in 2025 vest and the restrictions lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date. This schedule means that, to receive the full benefit of the RSUs, the recipient must generally perform three years of continuous service following the grant date.
PRSUs. The PRSUs granted in 2025 are subject to both service-based and performance-based vesting with performance tied 100% to our rTSR performance, to be measured over a three-year performance period beginning January 1, 2025 and ending December 31, 2027. Any PRSUs for which the performance criteria are satisfied will cliff-vest on the third anniversary of the grant date.
To calculate our rTSR, our TSR for the three-year performance period is ranked on a percentile basis in comparison to the calculated TSR for companies in the LTIP Reference Group. The number of shares earned based on our calculated rTSR over the three-year performance period compared to the LTIP Reference Group may vary from 0% to 200%. The final calculation will be based only on those companies included in the LTIP Reference Group as of the end of the performance period. If a company is removed from the index during the three-year performance period, they will be removed from the LTIP Reference Group for purposes of the final calculation. Our TSR and the TSR for the LTIP Reference Group is calculated using a trailing 20 trading day average at the beginning and end of the performance period. The performance goals for rTSR relative to the LTIP Reference Group, and related award levels are as follows:

Performance Period	No Payout	Threshold (50% Award)	Target (100% Award)	Maximum Award (200% Award)
2025 - 2027	Below 25th Percentile	25th Percentile	Median (50th Percentile)	75th Percentile or Above

The extent to which PRSUs are eligible to vest is determined based on the performance level achieved, with award levels interpolated on a straight-line basis for achievement between threshold, target and maximum performance goals. Performance below the threshold performance goal results in no PRSUs being eligible to vest.
The PRSUs are subject to double-trigger acceleration. If an executive’s employment is terminated without cause or for good reason, in either case within the one year period following a change in control, the PRSUs will be eligible for accelerated vesting at the target performance level.
Annual Long-Term Equity Incentive Award Outcomes

2023 - 2025 LTIP Plan. PRSUs for the three-year performance period that ended on December 31, 2025 were earned based on the achievement of rTSR objectives. The cumulative rTSR objectives and actual rTSR performance compared to the constituents of the LTIP Reference Group, are described in the table below.

Cumulative Metric / Performance
Metric	Threshold	Target	Maximum	Actual
Cumulative rTSR ranking	25th percentile	50th percentile	75th percentile or Above	23rd percentile
Award Level	50%	100%	200%	0%

On February 6, 2026, the Compensation Committee determined that, based on these results, none of the total aggregate PRSUs were earned, and the PRSUs were forfeited.
2025 One-Time Equity Retention Awards

In August 2025, the Compensation Committee granted one-time retention awards, in order to address near-term retention concerns following Mr. Starrs’ resignation as a result of the extended and uncertain timeline and structure of the Topgolf separation, as well as the overall environment, including that the NEOs did not receive base salary increases in 2025, the 2022-2024 PRSUs did not pay out and the 2023-2025 PRSUs were unlikely to pay out. The awards consisted of RSUs and were granted to each of the NEOs. All awards, with the exception of Ms. Fine, will cliff vest on the 2-year anniversary of the award date, with Ms. Fine’s award scheduled to vest on the 1 year anniversary of the award date due to her planned departure upon completion of the Topgolf separation. The Compensation Committee determined the values of the awards by considering the retentive value of the one-time grants in combination with other compensation actions being taken and likely compensation outcomes. The target value and number of underlying shares for these one-time awards are described in the table below:

Name	Targeted One-Time Retention Award Value	Target No. of Shares Underlying RSUs (1)
Oliver G. (Chip) Brewer III	$2,000,000	216,451
Brian P. Lynch	$500,000	54,113
Mark F. Leposky	$350,000	37,879
Glenn F. Hickey	$350,000	37,879
Rebecca Fine	$160,000	17,317
(1) The target number of shares underlying the retention awards was determined by dividing the target award value by the average closing price of the Common Stock for the 20 trading days immediately preceding the award date of August 26, 2025, which was $9.24.

Dividend Equivalents
None of the PRSUs include dividend equivalents. Unvested RSUs granted to all of our employees, including the NEOs, have dividend equivalents in the form of additional RSUs. Dividend equivalents entitle holders of RSUs to the same dividend value per share as holders of Common Stock but are accrued in additional RSUs. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding unvested RSUs. The additional RSUs accrued in respect of dividends are accumulated and issued when and to the extent the underlying RSUs vest. In August 2020, as part of our effort to manage costs and capital allocation most efficiently, we announced the cessation of our quarterly dividends and, therefore, no dividend equivalent rights accrue or are issued.

Jack Wolfskin Sale Incentive
In February 2025, the Compensation Committee approved a one-time cash incentive for Mr. Leposky based on his efforts throughout the process of selling the Jack Wolfskin business. The incentive opportunity was payable 120 days following the closing of the sale and was contingent upon the final sale price, as described below, with the incentive level for a sale price between the prices below interpolated on a straight-line basis:

Pro-rated bonus for price above $275.0 MM
Sale Price	< $275.0 MM	$275.0 MM	$285.0 MM	$295.0 MM	$305.0 MM
Incentive Amount	$ 100,000	$ 150,000	$ 200,000	$ 250,000	$ 300,000

The Jack Wolfskin sale closed on May 31, 2025, with a sale price of $290.0 million, resulting in Mr. Leposky receiving an incentive of $225,000 in October 2025.

Benefits and Perquisites
Various benefits are established for the NEOs to enhance productivity, provide for healthcare needs, and encourage work/life balance. Consistent with the benefits provided to other U.S. employees, our primary benefits for executives include our health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance. We cover the costs of an annual physical, the costs of tax and estate planning fees and, consistent with our position as a leader in the golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of our products. We from time to time provide other benefits to employees or officers as a group or to an individual officer as warranted. See the “2025 Compensation Tables—2025 Summary Compensation Table” below for additional information about the value of benefits and perquisites provided to the NEOs in 2025.
Retirement Plans
We do not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans, or other similar types of retirement benefits. The only retirement benefit we currently provide the NEOs is the right to participate in our 401(k) Retirement Investment Plan. This retirement benefit is provided to all of our US employees and the NEOs’ right to participate is the same as our other employees.
Our 401(k) plan allows participants to contribute a portion of their compensation into the plan with us providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $10,500 in 2025). The funds held in the 401(k) plan are invested through Vanguard in various funds selected by the participant.
Retirement Guidelines
In February 2026, the Compensation Committee adopted equity award retirement guidelines for the purpose of fostering an environment of transparency around planned retirement, including the retirement of our NEOs, and to better facilitate senior executive succession planning. The guidelines provide that, on a case-by-case basis, the Compensation Committee, in its discretion, may determine that an eligible employee, upon reaching his or her retirement eligibility date, will remain eligible to vest in his or her equity awards that are outstanding as of his or her retirement date in accordance with the original terms of the award. The retirement eligibility date under the guidelines is the date on which the sum of the employee’s age plus the number of years of employment or service with us, as measured from the employee’s hire date, equals or exceeds 65; provided that the employee has at least 10 years of continuous employment or service. In order to be eligible for the award treatment provided by the guidelines, the employee must provide us with notice of his or her intent to retire at least six months prior to the actual retirement date. The benefits provided under the guidelines remain in the discretion of the Compensation Committee and will be conditioned upon the employee executing and complying with the terms of a brand ambassador agreement.

Employment and Change in Control Agreements
Employment Agreements of NEOs
We have entered into an employment agreement with each of the NEOs, copies of which have been filed with the SEC. We believe that employment agreements are beneficial to us as they provide, among other things, protections related to our trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his or her full productive time and best efforts to us, to hold in confidence all trade secrets and proprietary information he or she receives from us and to disclose and assign to us any inventions and innovations he or she develops during the course of employment with us. The employment agreements set forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below, and tables quantifying the potential payments to the NEOs upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement.
Termination of Employment Generally
In general, whether a NEO is entitled to severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive voluntarily resigns without “good reason” or we terminate the executive’s employment for “substantial cause,” then the executive is generally not entitled to any severance benefits. If we terminate the executive’s employment without substantial cause or if the executive resigns for good reason or because we elected not to renew the executive’s employment agreement at the expiration of its term, then the executive is generally entitled to severance benefits described below.
“Substantial cause” means the executive’s (i) failure to substantially perform the executive’s duties, (ii) material breach of the executive’s employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to us, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency. “Good reason” means a material breach of the employment agreement by the Company, and with respect to Mr. Brewer, also means any material diminishment in his position or duties or any requirement that he relocate his principal residence.
The severance benefits to which the NEOs may be entitled are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation and, with respect to certain of these benefits, for the obtainment for our benefit of a release of claims, and provides an incentive for the executive not to compete with us.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive without “good reason” or by Company with “substantial cause”	None.	None.	None.
By the Company without “substantial cause,” by executive for “good reason,” or our failure to renew expired employment agreement
An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)
Severance Payment:
A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer). (2)
Incentive Payment:
A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer) (the “Incentive Payments”) (3)

Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)
Payment of COBRA premiums and the continuation of the financial, tax and estate planning services benefit for 12 months (18 months for Mr. Brewer) and outplacement services for one year. (2)
_______________________________
(1)These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will accelerate only to the extent the underlying performance objectives are achieved.
(2)Subject to the executive executing a release of claims in our favor, the executive not engaging in any disparaging conduct or communications and the executive’s compliance with certain other requirements of his or her employment agreement.
(3)Payable as long as the executive chooses not to engage in any business that competes with us.

Termination of Employment Due to Disability or Death
In the event of a NEO’s permanent disability, the executive is generally entitled to the following benefits (i) a cash payment based on the incentive payment the executive would have received in light of our actual performance as measured against the requirements of the annual incentive plan and pro-rated to the date of permanent disability; (ii) a lump sum payment equal to six months of then current base salary; (iii) the vesting of all unvested long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of permanent disability; and (iv) the payment of premiums owed for COBRA insurance benefits for 12 months (18 months for Mr. Brewer) from the date of permanent disability. The payment of any benefits described in clauses (i) and (iii) above will be paid after the completion of any relevant performance period and the evaluation of whether, and the degree to which, the performance criteria have been met.
In the event of a NEO’s death, the executive’s estate is generally entitled to accelerated vesting of all service-based full value long-term incentive awards held by the executive.
Change-in-Control Arrangements with NEOs
To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change-in-control of the Company, our employment agreements with our officers, including the NEOs, provide certain protections in the event of a change-in-control. A “change-in-control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of our voting stock, the incumbent members of the Board cease to constitute a majority of the Board, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

Our change-in-control benefits require a double trigger prior to payment. In other words, there must be a change-in-control and a “termination event” (described below) within one year following a change-in-control. A “termination event” generally means the occurrence of any of the following within one year of the change-in-control: (i) the termination without substantial cause or a material breach of the employment agreement by us, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties that the executive had immediately prior to the change-in-control, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive relocate his principal residence.
In the event there is such a change-in-control and termination event, each named executive officer currently employed by us is generally entitled to the following benefits:

Cash Payments	Equity Award Vesting	Other Benefits
An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)
Severance Payment:
A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months.(2)
Incentive Payment:
A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months(3)

Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)
Payment of COBRA premiums and the continuation of the financial, tax and estate planning services benefit for 24 months and outplacement services for one year. (2)
_______________________________
(1)These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met.
(2)Subject to the executive executing a release of claims in our favor, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.
(3)Payable as long as the executive chooses not to engage in any business that competes with us.
Our current form of long-term equity award agreements provide that upon a change-in-control the Compensation Committee will determine (based upon the nature of the change-in-control transaction) whether the awards are assumed or continued or a substitute award is issued or whether, in the event the awards are not assumed or continued or substituted for, the awards vest on an accelerated basis. For this purpose, if the Compensation Committee determines that the awards vest on an accelerated basis, performance awards will vest at least at “target” if the performance period has not been completed. In addition, for awards that are assumed, continued or substituted for in a change-in-control, our current form of long-term equity award agreements provide for accelerated vesting in the event of an executive’s termination other than for substantial cause or resignation for good reason, in either case within one year following a change-in-control (with the PRSUs vesting at least at “target” levels), which acceleration is in addition to the accelerated vesting provided in the employment agreements. Our 401(k) Plan also provides for full vesting of all participant accounts immediately prior to a change-in-control (as defined in the plan). With respect to our PRSUs granted in 2025, such awards also provided that had we completed a spin-off of Topgolf during the performance period, and such spin-off occurred prior to a change-in-control, PRSU performance would have been determined based on the “target” number of PRSUs. These PRSUs would then remain eligible to vest based on continued service through the third anniversary of the grant date (or, if earlier, upon a change-in-control or termination of employment as described above).
Separation Arrangements with Ms. Fine
Effective December 31, 2025, Ms. Fine departed from her position as Executive Vice President and Chief People Officer. In addition to any compensation accrued and unpaid as of the date we terminated her employment without cause and a payment equal to the annual incentive payment she would have received with respect to 2025 in light of our performance, Ms. Fine’s separation benefits included: (i) the vesting of all unvested long-term incentive compensation awards she held that would have vested had she continued to provide services through March 15, 2027; (ii) a special severance payment equal to the sum of her most recent annual salary and annual target incentive, payable in equal installments over a period of 12 months; and (iii) paid COBRA benefits and financial, tax and estate planning services for a period of one year from the date of separation. In consideration for her separation benefits, Ms. Fine executed a release of claims in our favor.

Governance and Other Considerations
Clawbacks
Each of the employment agreements for our NEOs contains “clawback” provisions. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements under the U.S. securities laws as a result of the intentional misconduct or gross negligence of a NEO, then the applicable NEO is required to forfeit and reimburse us for all of the following: (i) any incentive or incentive compensation or equity compensation paid to the extent based upon such erroneously stated financial information, (ii) any bonus or incentive compensation or equity compensation received by the applicable NEO during the 12-month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of our securities during that same 12-month period, and (iv) if the individual’s employment is terminated, the right to receive special severance and incentive payments and any unvested and/or unexercised long-term incentive compensation awards.
In addition, we have adopted a Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) that applies to our current and former executive officers (including our Chief Executive Officer) in compliance with Section 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding rules adopted by the New York Stock Exchange. Under the Clawback Policy, we must recover erroneously awarded incentive-based compensation, as determined on a pre-tax basis, subject to limited exceptions permitted under Section 10D-1 under the Securities Exchange Act of 1934, as amended, and New York Stock Exchange rules, from current and former officers in the event we are required to prepare an accounting restatement. The Clawback Policy requires recovery of erroneously awarded incentive-based compensation regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement and applies to incentive-based compensation received by a current or former executive officer during the three completed fiscal years immediately preceding the date that the Board, or a committee of the Board, or our officer or officers authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that we are required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation actually received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Equity Grant Practices
The Compensation Committee has adopted Equity Grant Guidelines that govern the timing of annual equity award grants, and we do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. Our Equity Grant Guidelines generally provide that annual equity award grants be made at a regularly scheduled or special meeting of the Compensation Committee or the Board during the first quarter of each year and that the stock price used for purposes of calculating the number of equity award shares or units to be granted is the trailing 20-trading day average of our closing stock price on the New York Stock Exchange. During fiscal year 2025, we did not grant any stock options or option-like awards to any of our employees. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants in 2025.

Risk Assessment of Compensation Programs
We have determined that our compensation policies, plans and practices are consistent with our strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on us. In making this determination, our human resources and law departments conducted their annual review of the compensation policies, plans and practices for our executive officers, as well as for all other employees, and then discussed their findings with our Chief Executive Officer, the Compensation Committee and the Compensation Committee’s independent compensation consultant. We identified our compensation policies, plans and practices that: covered our employee population; were structured differently from those of other business units; or represented a significant portion of our compensation expense. We then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to financial results, length of performance period, performance measures and goals, oversight and controls, and plan features and values compared to market practices. We also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines, hedging prohibitions and forfeiture provisions contained in the employment agreements of the named executive officers that enable the recovery of certain incentive compensation payments in certain circumstances.
Based on this review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on us. This conclusion is based on, among other things, the approach we employed in developing our compensation policies and practices, including the following:
•In setting these policies and practices, we are careful to ensure that they are consistent with our strategic objectives and that none of the policies or practices varies significantly from our overall risk and reward structure. As a result, by design, no individual award is large enough such that its value could create material financial risk to us.
•We employ a balanced approach to our policies and practices. More specifically, in setting these policies and practices, we balance short-term and long-term incentives, cash and stock-based compensation, service-based and performance-based compensation, and corporate and individual performance incentives. We believe that this overall approach significantly reduces the risk that our compensation policies or practices could have a material adverse effect on us.
•Our performance incentive plans cannot be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs.
•We believe that certain of our policies and programs, such as our stock ownership guidelines, hedging prohibition, and compensation forfeiture provisions applicable to certain senior officers mitigate any risk-taking incentive inherent in any compensation policies or practices.
•The Compensation Committee, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.
Excise Taxes
The employment agreements for the NEOs do not obligate us to provide indemnification for excise taxes. Furthermore, the employment agreements for the NEOs provide that to the extent that any or all of the change-in-control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change-in-control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.
Stock Ownership Guidelines
In order to promote ownership of the Common Stock by our executive officers and thereby more closely align their interests with the interests of our shareholders, the Board has adopted stock ownership guidelines requiring our executive officers and non-employee directors to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Retainer
The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of the executive officer’s family, count toward this ownership requirement. Restricted stock and service-based restricted stock unit awards held by the executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless an executive officer is in compliance with these guidelines, the executive officer is required to retain and hold 50% of any “net shares” of

Common Stock issued in connection with any equity-based awards granted under our compensation plans after such executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2025, all executive officers attained the minimum ownership levels or were otherwise in compliance with our stock ownership guidelines.

For more information regarding the stock ownership guidelines applicable to non-employee members of the Board, see “Board of Directors and Corporate Governance — Stock Ownership Guidelines,” above.
Policy on Speculative Trading Activities by Executives and Employees — Anti-Hedging and Pledging Policy
Our insider trading policy provides, among other things, that officers and other employees may not engage in certain types of speculative activities with respect to our securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of our stock as collateral for a loan, or holding shares of our stock in a margin account. For information about similar policies applicable to our non-employee directors, please see “Board of Directors and Corporate Governance -- Policy on Speculative Trading Activities by Directors.”
Tax Deductibility of Executive Compensation.
In designing and approving our executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction to public corporations for compensation in excess of $1.0 million paid to the “covered employees.” Although the tax deductibility of executive compensation is an important consideration, the Compensation Committee may approve compensation that does not qualify for deductibility where it is appropriate to do so.

2025 COMPENSATION TABLES
2025 Summary Compensation Table
The following table summarizes the compensation paid to or earned by our NEOs. For a description of the components of our 2025 executive compensation program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2025 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards (1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compen- sation(2)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(h)	All Other Compensation (3)(i)		Total(j)
Oliver G. (Chip) Brewer III	2025	$1,100,000	$—	$9,517,219	$—	$3,300,000	$—	$52,919	(4)	$13,970,138
President and Chief Executive Officer	2024	$1,100,000	$—	$8,200,847	$—	$—	$—	$77,718		$9,378,565
	2023	$1,095,765	$—	$8,979,665	$—	$947,100	$—	$83,316		$11,105,846

Brian P. Lynch	2025	$650,000	$—	$2,237,452	$—	$1,300,000	$—	$42,395	(5)	$4,229,847
Executive Vice President, Chief Financial Officer and Chief Legal Officer	2024	$647,883	$—	$1,768,892	$—	$—	$—	$39,907		$2,456,681
	2023	$622,882	$—	$1,909,381	$—	$384,375	$—	$36,350		$2,952,988

Mark F. Leposky	2025	$536,000	$—	$1,509,479	$—	$804,000	$—	$23,327	(6)	$2,872,806
Executive Vice President and Chief Supply Chain Officer	2024	$534,645	$—	$1,280,228	$—	$—	$—	$18,501		$1,833,373
	2023	$518,306	$—	$1,272,940	$—	$239,850	$—	$20,017		$2,051,113

Glenn F. Hickey	2025	$536,000	$—	$1,509,479	$—	$719,178	$—	$21,926	(7)	$2,786,583
Executive Vice President and President, Callaway Golf Sales	2024	$534,645	$—	$1,179,278	$—	$—	$—	$21,776		$1,735,699
	2023	$518,306	$—	$1,272,940	$—	$239,850	$—	$20,726		$2,051,822

Rebecca Fine	2025	$484,000	$—	$1,022,405	$—	$629,200	$—	$819,306	(8)	$2,954,911
Former Executive Vice President and Chief People Officer
(1) Represents the aggregate grant date fair value of RSUs and PRSUs calculated for financial reporting purposes for the applicable year in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 15, “Stock Plans and Share-Based Compensation,” to our Audited Consolidated Financial Statements set forth in the 2025 Form 10-K for information concerning the ASC 718 values.
With respect to the PRSUs granted as annual awards to the NEOs, the number of PRSUs that are eligible to vest will be determined based on the measurement of our calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period measured from January 1 of the year of grant.
For the PRSU awards granted in 2023, 2024 and 2025 tied to rTSR performance, the grant date fair value included in column (e) is calculated based on the Monte Carlo simulation model, which incorporated the following significant inputs: (i) the stock price on the date of grant; (ii) an expected term that was based on the actual three-year term of the award; (iii) a risk-free interest rate derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (iv) a dividend yield based on historic and future dividend yield estimates; (v) the stock price volatility of the Company and each company in their respective LTIP reference groups over the time horizons matching the performance periods; and (vi) the initial TSR performance based on the actual historical TSR performance for the Company and each company in their respective LTIP reference groups from the beginning of the performance period through the grant date.
The following table presents the fair value assumptions used in the valuation of the PRSUs tied to rTSR performance granted during the fiscal years ended December 31, 2025, 2024 and 2023:

	Grant Date
	March 14,	February 6,	February 22,
	2025	2024	2023
Closing price	$6.17	$13.27	$23.49
Risk free rate	4.0%	4.1%	4.5%
Dividend yield	—%	—%	—%
Volatility	45.3%	45.6%	62.0%
Initial TSR performance	-22.1%	-2.6%	13.0%
Fair value per share based on the Monte Carlo valuation	$8.57	$19.01	$36.58
The highest level of performance that may be achieved for the PRSUs is 200% of the target.
The value of the PRSUs reported in this column (e) does not reflect the targeted value of the PRSUs on the grant date. The targeted value of the awards reflects the approximate value of our stock based upon a trailing 20-trading day average of our closing stock price. The value of the PRSUs tied to rTSR performance reported in this column (e) reflects the amount we are required to expense for accounting purposes. This amount is based on a Monte Carlo simulation model which assumed an outperformance of our stock price over the three-year performance period relative to the stock appreciation of the LTIP reference group as discussed above. Our stock price may or may not outperform this much during that period. The amount of accounting expense also does not necessarily reflect the amount the executive will receive, which will be determined at the end of the three-year performance period.
(2) The amounts in this column represent the actual amounts earned under our annual incentive program for the applicable year. For additional information regarding this program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2025 Executive Compensation Program—Annual Incentive.”
(3) Includes perquisites and personal benefits. All NEOs were eligible to receive any or all of the following perquisites during all or a portion of 2025, subject to certain cost and other limitations set forth in our internal policies: (a) tax and estate planning services, (b) the reimbursement of country club dues and golfing fees and (c) supplemental long-term disability insurance. Additional types of perquisites and personal benefits granted to individual NEOs are disclosed and quantified in additional footnotes to this table, in accordance with applicable SEC disclosure requirements.
(4) Consists of (i) a $10,500 Company matching contribution under our 401(k) Retirement Investment Plan, (ii) country club dues of $25,665, and (iii) $16,754 of perquisites and other personal benefits comprised of items (a) and (c) described in footnote 3.
(5) Consists of (i) a $10,500 Company matching contribution under our 401(k) Retirement Investment Plan and (ii) $30,851 of total perquisites and other personal benefits comprised of items (a) and (b) described in footnote 3, in addition to a reimbursement of country club dues and golfing fees and the related income tax gross-up of $694 for income imputed under IRS regulations in connection with the reimbursement of taxable benefits.
(6) Consists of (i) a $10,500 Company matching contribution under our 401(k) Retirement Investment Plan and (ii) $8,882 of total perquisites and other personal benefits comprised of item (b) described in footnote 3, in addition to a reimbursement of $1,900 in connection with tax and estate planning services and the related income tax gross-up of $2,045 for income imputed under IRS regulations in connection with the reimbursement of taxable benefits.
(7) Consists of (i) a $10,500 Company matching contribution under our 401(k) Retirement Investment Plan and (ii) $11,426 of total perquisites and other personal benefits comprised of items (b) and (c) described in footnote 3.
(8) Consists of $798,600 of severance benefits pursuant to Ms. Fine’s employment agreement in connection with our separation from Ms. Fine without substantial cause, in addition to (i) a $10,500 Company matching contribution under its 401(k) Retirement Investment Plan, and (ii) $10,206 of total perquisites and other personal benefits comprised of items (b) and (c) described in footnote 3.

Grants of Plan-Based Awards in Fiscal Year 2025
The following table sets forth certain information with respect to grants of awards to the NEOs under our non-equity and equity incentive plans during fiscal year 2025. For additional information concerning the annual and long-term incentives included in our executive compensation programs, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2025 Executive Compensation Program.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oliver G. (Chip) Brewer III	N/A (2)	825,000	1,650,000	3,300,000
	3/14/2025(3)				270,834	541,667	1,083,334		4,642,086
	3/14/2025(4)							443,182	2,734,433
	8/26/2025(5)							216,451	2,140,700
Brian P. Lynch	N/A (2)	325,000	650,000	1,300,000
	3/14/2025(3)				62,500	125,000	250,000		1,071,250
	3/14/2025(4)							102,273	631,024
	8/26/2025(5)							54,113	535,178
Mark F. Leposky	N/A (2)	201,000	402,000	804,000
	3/14/2025(3)				41,667	83,334	166,668		714,172
	3/14/2025(4)							68,182	420,683
	8/26/2025(5)							37,879	374,623
Glenn F. Hickey	N/A (2)	201,000	402,000	804,000
	3/14/2025(3)				41,667	83,334	166,668		714,172
	3/14/2025(4)							68,182	420,683
	8/26/2025(5)							37,879	374,623
Rebecca Fine	N/A (2)	157,300	314,600	629,200
	3/14/2025(3)				31,250	62,500	125,000		535,625
	3/14/2025(4)							51,137	315,515
	8/26/2025(5)							17,317	171,265
____________
(1)The Board or the Compensation Committee approved the grants of the equity-based awards to the NEOs as follows: (A) the equity awards to all NEOs that were granted and approved on March 14, 2025; and (B) the equity awards granted to Messrs. Brewer, Lynch, Leposky, Hickey and Ms. Fine were granted and approved on August 26, 2025.
(2)The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the NEO under the 2025 annual incentive program, the material terms of which are described under “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2025 Executive Compensation Program—Annual Incentive.”
(3)The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards that were granted to the NEOs in 2025. The number of PRSUs that will be eligible to vest is determined based on the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group, over a three-year performance period beginning January 1, 2025 and ending December 31, 2027. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2025 Executive Compensation Program-Annual Long-Term Equity Incentives.”
(4)The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2025. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date), subject to continued employment through the vesting date. RSUs do not have voting rights, but may accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest.
(5)The amount reflects the number of shares underlying an RSU award granted to Messrs. Brewer, Lynch, Leposky, Hickey and Ms. Fine in August 2025 for retention purposes. Each RSU represents the right to receive one share of our Common Stock upon vesting of the award. Pursuant to the terms of the award, the RSUs are scheduled to vest in full on August 26, 2027 for Messrs. Brewer, Lynch, Leposky, Hickey, subject to continued employment through the vesting date, and August 26, 2026 for Ms. Fine, the vesting of which was accelerated upon Ms. Fine’s separation on December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End 2025

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Oliver G. (Chip) Brewer III	8/26/2025(3)	—	—	—	—	—	216,451	$2,525,983	—		$—
	3/14/2025(4)	—	—	—	—	—	443,182	$5,171,934	—		$—
	3/14/2025(5)	—	—	—	—	—	—	$—	541,667		$6,321,254
	2/6/2024(4)	—	—	—	—	—	77,770	$907,576	—		$—
	2/6/2024(6)	—	—	—	—	—	—	$—	349,965		$4,084,092
	2/22/2023(4)	—	—	—	—	—	22,466	$262,178	—	—	$—
	2/22/2023(7)	—	—	—	—	—	—	$—	202,199		$2,359,662
Brian P. Lynch.	8/26/2025(3)	—	—	—	—	—	54,113	$631,499	—		$—
	3/14/2025(4)	—	—	—	—	—	102,273	$1,193,526	—		$—
	3/14/2025(5)	—	—	—	—	—	—	$—	125,000		$1,458,750
	2/6/2024(4)	—	—	—	—	—	32,304	$376,988	—		$—
	2/6/2024(6)	—	—	—	—	—	—	$—	59,225		$691,156
	2/22/2023(4)	—	—	—	—	—	9,332	$108,904	—	—	$—
	2/22/2023(7)	—	—	—	—	—	—	$—	34,219		$399,336
Mark F. Leposky	8/26/2025(3)	—	—	—	—	—	37,879	$442,048	—		$—
	3/14/2025(4)	—	—	—	—	—	68,182	$795,684	—		$—
	3/14/2025(5)	—	—	—	—	—	—	$—	83,334		$972,508
	4/23/2024(3)	—	—	—	—	—	6,243	$72,856	—		$—
	2/6/2024(4)	—	—	—	—	—	21,536	$251,325	—		$—
	2/6/2024(6)	—	—	—	—	—	—	$—	39,484		$460,778
	2/22/2023(4)	—	—	—	—	—	6,221	$72,599	—	—	$—
	2/22/2023(7)	—	—	—	—	—	—	$—	22,813		$266,228
Glenn F. Hickey	8/26/2025(3)	—	—	—	—	—	37,879	$442,048	—		$—
	3/14/2025(4)	—	—	—	—	—	68,182	$795,684	—		$—
	3/14/2025(5)	—	—	—	—	—	—	$—	83,334		$972,508
	2/6/2024(4)	—	—	—	—	—	21,536	$251,325	—		$—
	2/6/2024(6)	—	—	—	—	—	—	$—	39,484		$460,778
	2/22/2023(4)	—	—	—	—	—	6,221	$72,599	—	—	$—
	2/22/2023(7)	—	—	—	—	—	—	$—	22,813		$266,228
Rebecca Fine(8)	8/26/2025(9)	—	—	—	—	—	17,317	$202,089	—		$—
	3/14/2025(4)	—	—	—	—	—	51,137	$596,769	—		$—
	3/14/2025(5)	—	—	—	—	—	—	$—	62,500		$729,375
	2/6/2024(4)	—	—	—	—	—	16,152	$188,494	—		$—
	2/6/2024(6)	—	—	—	—	—	—	$—	29,613		$345,584
	2/22/2023(4)	—	—	—	—	—	4,355	$50,823	—	—	$—
	2/22/2023(7)	—	—	—	—	—	—	$—	15,969		$186,358
	4/29/2020	15,075	—	—	$ 35.14	4/29/2030	—	$—	—		$—
	2/20/2020	4,899	—	—	$ 35.14	2/20/2030	—	$—	—		$—
	3/29/2019	13,017	—	—	$ 32.21	3/29/2029	—	$—	—		$—

(1)Upon separation of employment, the NEO has 90 days from the date of separation to exercise her vested options. However, the options may be cancelled and rescinded and proceeds may be forfeited if the NEO improperly discloses or misuses the Company’s confidential information or trade secrets.

(2)Market value based on $11.67 per share, which was the closing market price of the Common Stock on December 31, 2025.

(3)Amounts represent RSU awards that vest in full on the second anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”
(4)Amounts represent RSU awards that generally vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment through the vesting date), including additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(5)Amounts represent PRSU awards granted in 2025 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2025 and ending December 31, 2027. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. An NEO is eligible to vest in up to 200% of the “target” number of PRSUs if the “maximum” level of performance is achieved. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(6)Amounts represent PRSU awards granted in 2024 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on our calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2024 and ending December 31, 2026. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. An NEO is eligible to vest in up to 200% of the “target” number of PRSUs if the “maximum” level of performance is achieved. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(7)Amounts represent PRSU awards granted in 2023 that were eligible to vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that were eligible to vest was determined based on our calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2023 and ending December 31, 2025. The number of PRSUs in which a NEO was eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. An NEO was eligible to vest in up to 200% of the “target” number of PRSUs if the “maximum” level of performance is achieved. In February 2026, the Compensation Committee determined that performance relative to such criteria was not achieved, and the awards were forfeited.

(8)Ms. Fine’s employment was terminated on December 31, 2025, upon which the vesting of certain of her equity awards was accelerated. See “Executive Officer Compensation—Compensation Discussion and Analysis—Separation Arrangements with Ms. Fine.” Equity awards listed in the table represent Ms. Fine’s outstanding awards immediately prior to her separation and any such acceleration.

(9)Amounts represent RSU awards that were scheduled to vest in full on the first anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.

Option Exercises and Stock Vested in Fiscal Year 2025
The following table sets forth information regarding options and stock appreciation rights exercised and stock awards vested during fiscal year 2025 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)(1)	Value Realized on Vesting ($)(2)
Oliver G. (Chip) Brewer III	—	—	428,347	$2,802,607
Brian P. Lynch	—	—	149,260	$983,146
Mark F. Leposky	—	—	21,980	$166,038
Glenn F. Hickey	—	—	21,980	$166,038
Rebecca Fine	—	—	87,466	$957,072
____________
(1)The number of shares reported in this column reflects the gross number of RSUs/PRSUs that vested prior to tax withholding. The RSUs/PRSUs were settled in shares of Common Stock.
(2)The value realized on vesting is based upon the gross shares underlying the RSUs/PRSUs that vested multiplied by the closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control
Each of the NEOs has an employment agreement with us, except in the case of Ms. Fine, from whom we separated without cause on December 31, 2025, that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change-in-control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer without good reason or termination by us for substantial cause, (ii) termination by us without substantial cause, termination by the executive officer for good reason or our failing to renew the employment agreement, (iii) a termination event within one year following a change-in-control, (iv) permanent disability of the executive officer, or (v) death of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the NEOs provide that the Compensation Committee may accelerate the vesting of the awards in connection with a change-in-control (or upon an involuntary termination following a change-in-control) in certain circumstances. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “change-in-control,” and “termination event.”
Payments Made Upon Any Termination
Regardless of the manner in which a NEO’s employment terminates, he/she is entitled to receive amounts earned during his/her term of employment. These amounts include accrued but unpaid base salary and accrued but unused paid time off.
Quantification of Payments upon Termination or Change-in-Control
The table below quantifies the potential payments and benefits that would be provided to each NEO currently employed by us under the termination or change-in-control circumstance listed, and the amounts shown are based upon a theoretical triggering event and assume, for illustrative purposes, that: (i) the triggering event took place on December 31, 2025 and are based on the $11.67 per share closing market price of the Common Stock on December 31, 2025; and (ii) the triggering event resulted in the immediate vesting of all unvested long-term incentives, as applicable. Whether the outstanding awards would actually vest or not in connection with a change-in-control will be determined by the nature of the transaction and the determination by the Compensation Committee. For purposes of this table, it is assumed that the awards are not assumed, continued or substituted for in connection with a change-in-control transaction and that, as a result, the Compensation Committee determines that such awards would vest in full. The actual amounts to be paid to any NEO in the event of his termination or a change-in-control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees. With respect to Ms. Fine, the payments and benefits described below reflect the actual amounts provided to Ms. Fine in connection with her separation of employment by us without substantial cause on December 31, 2025.

	Termination by the Company without substantial cause, termination by employee for good reason, or our failure to renew expired employment agreement	Termination event within 1-year following change-in-control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death
Oliver G. (Chip) Brewer III
Pro-rated short term incentive award(1)	$3,300,000	$3,300,000	$3,300,000	$3,300,000	$3,300,000
RSUs and/or PRSUs(2)	$8,248,018	$19,273,017	$19,273,017	$8,248,018	$8,867,671
Portion of salary and target incentive(3)	$2,062,500	$2,750,000	$—	$550,000	$—
COBRA premiums(4)(5)	$28,448	$37,930	$—	$28,448	$28,448
Tax & financial planning services(5)	$16,615	$32,230	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$2,062,500	$2,750,000	$—	$—	$—

	Termination by the Company without substantial cause, termination by employee for good reason, or our failure to renew expired employment agreement	Termination event within 1-year following change-in-control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death

Total	$15,743,081	$28,168,177	$22,573,017	$12,126,466	$12,196,119
Brian P. Lynch
Pro-rated short term incentive award(1)	$1,300,000	$1,300,000	$1,300,000	$1,300,000	$1,300,000
RSUs and/or PRSUs(2)	$695,240	$4,460,822	$4,460,822	$695,240	$2,310,917
Portion of salary and target incentive(3)	$650,000	$1,300,000	$—	$325,000	$—
COBRA premiums(4)(5)	$29,355	$58,710	$—	$29,355	$29,355
Tax & financial planning services(5)	$16,615	$33,230	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$650,000	$1,300,000	$—	$—	$—

Total	$3,366,210	$8,477,762	$5,760,822	$2,349,595	$3,640,272
Mark F. Leposky
Pro-rated short term incentive award(1)	$804,000	$804,000	$804,000	$804,000	$804,000
RSUs and/or PRSUs(2)	$536,353	$2,698,606	$2,698,606	$536,353	$1,265,320
Portion of salary and target incentive(3)	$469,000	$938,000	$—	$268,000	$—
COBRA premiums(4)(5)	$18,965	$37,930	$—	$18,965	$18,965
Tax & financial planning services(5)	$16,615	$33,230	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$469,000	$938,000	$—	$—	$—

Total	$2,338,933	$5,474,766	$3,502,606	$1,627,318	$2,088,285
Glenn F. Hickey
Pro-rated short term incentive award(1)	$719,178	$719,178	$719,178	$719,178	$719,178
RSUs and/or PRSUs(2)	$463,497	$2,994,942	$2,994,942	$463,497	$1,561,656
Portion of salary and target incentive(3)	$469,000	$938,000	$—	$268,000	$—
COBRA premiums(4)(5)	$18,965	$37,930	$—	$18,965	$18,965
Tax & financial planning services(5)	$16,615	$33,230	$—	$—	$—
Outplacement services(5)	$25,000	$25,000	$—	$—	$—
Incentive Payments(5)(6)	$469,000	$938,000	$—	$—	$—

Total	$2,181,255	$5,686,280	$3,714,120	$1,469,640	$2,299,799
Rebecca Fine
Pro-rated short term incentive award(1)	$629,200	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$1,184,843	$—	$—	$—	$—
Portion of salary and target incentive(3)	$399,300	$—	$—	$—	$—
COBRA premiums(4)(5)	$19,056	$—	$—	$—	$—
Tax & financial planning services(5)	$16,615	$—	$—	$—	$—
Outplacement services(5)	$—	$—	$—	$—	$—
Incentive Payments(5)(6)	$399,300	$—	$—	$—	$—

Total	$2,648,314	$—	$—	$—	$—
(1)Amounts shown represent the amount of annual incentive the NEO would have received had the NEO continued to perform services through the completion of the relevant performance period under the incentive plan and the evaluation of whether, and the degree to which, the performance criteria have been met (with any individual objectives deemed to be achieved at “target”), pro-rated over the portion of the year actually employed.
(2)The values for RSUs and PRSUs reflect the aggregate market value of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event based on the closing market price of the Common Stock on December 31, 2025. Other than with respect to Ms. Fine, such values assume, for the purposes of this table, that our performance goals are met at the “target” level with respect to PRSUs. The number and market value of each NEO’s PRSUs that remain subject to achievement of performance goals are reported, assuming performance at the “target” level, in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards:

Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns, respectively, of the “Outstanding Equity Awards at Fiscal Year-End 2025” table. The values for Ms. Fine are the value of the accelerated vesting of her equity awards in connection with her separation as of December 31, 2025.
(3)Amounts shown represent the following based on the termination event:
a.Termination by us without substantial cause, termination by employee for good reason, or our failure to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and annual target incentive.
b.Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.
c.Permanent Disability: The total amount equal to six (6) months of NEO’s then current base salary at the same rate as in effect on the date that the NEO is declared permanently disabled.
(4)Amounts shown for COBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination for Mr. Brewer, and up to 12 months following termination for all other NEOs. Such COBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2025 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period.
(5)Amounts shown assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. These payments may be delayed for six months following a termination event pursuant to Section 409A of the Code and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate.
(6)Amounts shown represent the following based on the termination event:
a.Termination by the Company without substantial cause, termination by employee for good reason, or our failure to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and target incentive.
b.Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.
(7)Amounts shown assume the NEO’s RSUs and PRSUs are not continued, assumed or replaced with equivalent awards by the successor or acquiring corporation (if any). Amounts payable to NEOs are subject to reduction in accordance with the executive’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the Code. See “Executive Officer Compensation—Compensation Discussion and Analysis—Governance and Other Considerations—Excise Taxes,” above.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees (excluding our CEO), and the annual total compensation of Mr. Oliver G. (Chip) Brewer III, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2025, our last completed fiscal year:
•The annual total compensation of our median employee (excluding our CEO) calculated using the Summary Compensation Table methodology was $22,217; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $13,970,138.

Based on this information, for 2025, the ratio of the annual total compensation of Mr. Brewer, our CEO, to the annual total compensation of our median employee was 629:1.
The median employee used in this calculation was determined from a direct determination of our total global employee population (excluding the CEO) as of December 31, 2025, which was prior to the date of the Topgolf separation, using a consistently applied compensation measure of actual cash received, which includes base pay, overtime, sales compensation, broadly offered annual incentives, and traditional allowances, in calendar year 2025. We ranked our employees from the highest paid to lowest paid, and selected our median employee at the midpoint. Where allowed under SEC rules, we annualized compensation through December 31, 2025 for employees newly hired in 2025. Non-US employee compensation was converted to US dollars based on the 2025 average of daily exchange rates.

Pay Versus Performance Table
The following table sets forth information concerning: (1) the compensation of our President, CEO, and Director (Mr. Brewer) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025, and (2) our cumulative total shareholder return (“TSR”), the cumulative TSR of our comparator group (“Comparator Group TSR”), net income and Adjusted EBITDA for each such fiscal year in accordance with SEC rules:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Mr. Brewer ($)	Compensation Actually Paid to Mr. Brewer ($)(1)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)	Total Shareholder Return ($)	S&P 1500 Consumer Discretionary Total Shareholder Return ($)(3)	Net Income/(Loss)(4) (thousands)	Adjusted EBITDA (thousands) (5)
2025	$13,970,138	$26,444,942	$3,211,037	$4,702,646	$48.60	$145.70	$(409,300)	$568,600
2024	$9,378,565	$(2,129,079)	$2,618,961	$764,795	$32.74	$139.75	$(1,447,700)	$587,700
2023	$11,105,846	$(2,978,235)	$2,822,122	$434,874	$59.73	$110.34	$95,045	$596,551
2022	$11,031,398	$(126,863)	$2,894,485	$1,234,709	$82.26	$79.29	$157,896	$558,149
2021	$27,135,201	$39,523,269	$4,967,201	$6,179,836	$114.29	$124.44	$321,988	$447,651
1.The following individuals were our NEOs for the applicable fiscal year:

Year	CEO	Non-CEO NEOs
2025	Oliver G. (Chip) Brewer III	Brian P. Lynch, Mark F. Leposky, Glenn F. Hickey and Rebecca Fine
2024	Oliver G. (Chip) Brewer III	Brian P. Lynch, Arthur F. Starrs, Glenn F. Hickey and Mark F. Leposky
2023	Oliver G. (Chip) Brewer III	Brian P. Lynch, Arthur F. Starrs, Glenn F. Hickey and Mark F. Leposky
2022	Oliver G. (Chip) Brewer III	Brian P. Lynch, Arthur F. Starrs, Glenn F. Hickey and Mark F. Leposky
2021	Oliver G. (Chip) Brewer III	Brian P. Lynch, Joseph B. Flannery, Glenn F. Hickey, Mark F. Leposky and Melody Harris-Jensbach
2.Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2021		2022		2023		2024		2025
Adjustments	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs	Mr. Brewer	Average non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(23,566,049)	$(3,619,359)	$(7,286,664)	$(1,338,876)	$(8,979,665)	$(1,829,831)	$(8,200,847)	$(1,794,134)	$(9,517,219)	$(1,569,704)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$29,596,579	$4,202,344	$5,765,298	$989,456	$3,016,776	$717,271	$2,704,721	$689,942	$19,191,318	$2,623,336
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$3,600,242	$367,629	$(8,167,460)	$(1,099,733)	$(9,164,903)	$(1,401,389)	$(5,802,887)	$(833,954)	$3,338,758	$481,748
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$2,723,912	$258,588	$(1,484,471)	$(213,124)	$1,039,592	$126,326	$(208,631)	$83,979	$(538,053)	$(43,770)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$33,384	$3,434	$15,036	$2,502	$4,119	$375	$—	$—	$—	$—
TOTAL ADJUSTMENTS	$12,388,068	$1,212,635	$(11,158,261)	$(1,659,776)	$(14,084,081)	$(2,387,248)	$(11,507,644)	$(1,854,166)	$12,474,804	$1,491,610
We do not have a pension plan, therefore, there is no pension specific impact included in the compensation actually paid adjustments.
Compensation actually paid does not reflect the actual amount of compensation earned by or paid to the CEO and the other NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee for fiscal year 2025, see “Executive Officer Compensation - Compensation Discussion & Analysis.”
3.TSR is cumulative for the measurement periods beginning on January 1, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 1500 Consumer Discretionary Index is the Compensation Comparator Group for purposes of the peer group TSR reflected above, which is the industry specific index we use in our Form 10-K.
4.In 2024, our net income was impacted by a goodwill impairment charge of $1,352.4 million and a trade name impairment charge of $99.6 million in our Topgolf reporting unit.
5.We chose Adjusted EBITDA as our Company Selected Measure because the Board and management use Adjusted EBITDA as a primary means of measuring our performance across periods. “Adjusted EBITDA” is calculated as earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, and non-cash lease amortization expense, in addition to costs associated with certain non-recurring and non-cash items, as further described in Appendix A to this Proxy Statement. Appendix A also includes a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with GAAP.

Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures

The line graphs below compare (i) the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) Comparator Group TSR, (iv) our net income, and (v) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

TSR and Comparator Group TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs. Total Shareholder Return
$50
$40
$30
$20
$10
$—
$(10)
CAP (in $M)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
Value of $100 Invested
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO NEO CAP
Company TSR
S&P 1500 Consumer Discretionary Index TSR

Note: Due to disparity in scale with other CAP amounts, our PEO’s 2022 CAP of $(126,863) is not visible in the graph.
Note: Due to disparity in scale with other CAP amounts, our PEO’s 2022 CAP of $(126,863) is not visible in the graph.

Pay Versus Performance Tabular List

The following performance measures represent the most important financial performance measures we used to link compensation actually paid to the NEOs to performance for the fiscal year ended December 31, 2025:

a.Adjusted EBITDA;
b.Contribution-to-Profit; and
c.rTSR relative to the Comparator Group TSR.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our NEOs, as disclosed in this Proxy Statement. Under applicable law, the shareholder vote is an advisory vote only and is not binding on us, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in analyzing our compensation philosophy and making future compensation decisions. We are currently seeking advisory votes on the approval of the compensation of our NEOs on an annual basis.
As described more fully in the “Executive Officer Compensation—Compensation Discussion and Analysis” section and in the compensation tables in the “2025 Compensation Tables” section, our NEOs are compensated in a manner consistent with our business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. Our executive compensation program is designed to attract, retain, motivate and appropriately reward our executive officers and to align the interests of the executive officers with those of our shareholders by incentivizing the executive officers to operate the business in a manner that creates shareholder value.
We have several compensation governance programs in place to manage compensation risk and align our executive compensation with long-term shareholder interests. These programs include:
•a substantial majority of executive compensation that is variable in nature;
•a majority of variable compensation that is tied to performance-based long-term incentive programs;
•equity awards granted under a policy that has strict controls on grant processes and timing;
•stock ownership guidelines that require material holdings;
•a Compensation Committee comprised entirely of independent directors and an independent compensation consultant;
•clawback provisions contained in the employment agreements of our NEOs and an SEC- and NYSE-compliant clawback policy; and
•change-in-control benefits that require a double trigger prior to payment.
Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this Proxy Statement, which include a detailed discussion of our compensation practices. The Compensation Committee and the Board believe that our compensation policies, procedures and amounts are effective in implementing our compensation philosophy and in achieving our goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve or not approve our executive compensation program and policies by voting on the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2025, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES
The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 30, 2026 (the “Table Date”) by (i) each person who is known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each of our directors and director nominees, (iii) each of our NEOs and (iv) all of our directors and executive officers as a group. As of the Table Date, there were 181,976,071 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
BlackRock, Inc. (2)	20,274,023	11.14%
50 Hudson Yards
New York, New York 10001
Thomas G. Dundon (3)	18,654,698	10.25%
c/o DDFS Management Company LLC
2100 Ross Ave Suite 550
Dallas, Texas 75201
PEP TG Investments LP (4)	11,305,290	6.21%
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02903
Dimensional Fund Advisors LP (5)	9,213,235	5.06%
6300 Bee Cave Road, Building One
Austin, TX 78746
Erik J Anderson (6)(7)	884,588	*
Oliver G. Brewer III (8)	2,059,839	1.13%
Rebecca Fine(9)	156,852	*
Russell L. Fleischer(7)	154,179	*
Glenn F. Hickey(10)	111,082	*
Bavan Holloway(7)	41,447	*
Mark F. Leposky(11)	351,747	*
John F. Lundgren(7)	120,956	*
Brian P. Lynch (12)	316,633	*
Adebayo O. Ogunlesi(7)(13)	1,102,608	*
Varsha R. Rao(7)	71,717	*
Linda B. Segre(7)	86,015	*
Anthony S. Thornley(7)	107,330	*
Mark D. Mandel	—	*
All directors and executive officers as a group (15 persons) (14)	5,578,298	2.91%
* Less than one percent

(1)Except as otherwise indicated, the address for all persons shown in this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to our knowledge each of the persons shown in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. In computing the number and percentage of shares beneficially owned by each person, the table includes any shares that could be acquired within 60 days of the Table Date through the exercise of options and warrants (irrespective of the price at which the Common Stock is trading on the NYSE) and the vesting of RSUs and PRSUs. These shares, however, are not counted in computing the percentage ownership of any other person. Consequently, included in the number and percentage of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Common Stock as of the Table Date.

(2)Based on a Schedule 13G/A filed by BlackRock, Inc., with the SEC on July 17, 2025. This schedule reported that BlackRock, Inc. has sole voting power with respect to 19,937,470 shares of Common Stock and sole dispositive power with respect to 20,274,023 shares of Common Stock.
(3)Includes 61,865 shares held directly by Mr. Dundon and 18,592,833 shares held by DDFS Partnership LP. Shares held by DDFS Partnership LP are based on a Schedule 13D filed by DDFS Partnership LP with the SEC on March 11, 2021. As a result of its relationship with DDFS Partnership LP, DDFS Management Company LLC may be deemed to beneficially own such shares. Thomas G. Dundon is the sole member of DDFS Management Company LLC. 12,000,000 of such shares are pledged as collateral in respect of a loan.
(4)Based on a Schedule 13D/A filed by PEP TG Investments LP with the SEC on January 28, 2026. Represents (i) 11,175,226 shares of Common Stock held by PEP TG Investments LP; and (ii) 130,064 shares of Common Stock underlying warrants held by PEP TG Investments LP that are exercisable at any time at the option of the holder. As a result of its relationship with PEP TG Investments LP, PEP TG Investments GP LLC may be deemed to beneficially own such shares. Michael Dominguez has shared voting and investment control with respect to the securities held by PEP TG Investments GP LLC, and may be deemed to indirectly beneficially own the securities directly held by PEP TG Investments LP.
(5)Based on a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on January 21, 2026. This schedule reported that Dimensional has sole voting power with respect to 8,978,715 shares of Common Stock, sole dispositive power with respect to 9,213,235 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock and shared dispositive power with respect to 0 shares of Common Stock.
(6)Includes (i) 124,500 shares which are subject to options exercisable within 60 days of the Table Date held by TGP Advisors, LLC; and (ii) 680,459 shares of Common Stock held by WestRiver Management, LLC. As a result of its relationship with TGP Advisors, LLC, WestRiver Management, LLC may be deemed to beneficially own such shares. Erik J Anderson is the sole member and manager of WestRiver Management, LLC. Also includes (a) 20,607 shares directly held by Mr. Anderson and (b) 40,476 shares of Common Stock held by Anderson Family Investments, LLC, of which Mr. Anderson is the managing member.
(7)Includes 18,546 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table Date.
(8)All of Mr. Brewer’s shares are held in various family trusts, of which Mr. Brewer and/or his spouse are the trustees.
(9)Includes 32,991 shares which, as of the Table Date, were subject to options held by Ms. Fine that were exercisable within 60 days. After the Table Date, on March 31, 2026, the options were cancelled as a result of Ms. Fine’s separation on December 31, 2025.
(10)10,000 of Mr. Hickey’s shares are held in a family trust with his spouse, and Mr. Hickey and his spouse share voting and investment power with respect to such shares.
(11)6,243 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table Date.
(12)36,575 of Mr. Lynch’s shares are held in a family trust with his spouse, and Mr. Lynch and his spouse share voting and investment power with respect to such shares.
(13)Includes (i) 100,000 shares held by Raynham I LLC, of which Mr. Ogunlesi and his spouse are the sole members and (ii) 845,284 shares held with his spouse as joint tenants. Mr. Ogunlesi and his spouse share voting and investment power with respect to such shares.
(14)Includes (i) 124,500 shares of Common Stock which are subject to options exercisable within 60 days of the Table Date held by TGP Advisors, LLC; (ii) 3,652 shares of Common Stock held by Angela Deskins; (iii) 166,505 shares of Common Stock held by Timothy Reed; and (iv) 154,611 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units within 60 days of the Table Date, as set forth in the previous footnotes.

TRANSACTIONS WITH RELATED PERSONS
It is the written policy of the Board that Company transactions in which any of our executive officers or directors, or their immediate family members, have a material interest must be on terms which are just and reasonable to us. To ensure the terms are just and reasonable, all transactions in excess of $120,000 must be reviewed and approved by the Nominating and Corporate Governance Committee, except that if the transaction is less than $1.0 million, the Chair of the Nominating and Corporate Governance Committee may approve such transaction. In determining whether to approve such a transaction, the Nominating and Corporate Governance Committee, or the Chair, as appropriate, considers, among other things, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board has also determined that certain transactions are pre-approved and do not require review by the Nominating and Corporate Governance Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1.0 million or 2% of the revenues of such other corporation or organization.

Stockholders Agreement

Providence, Dundon and WestRiver, each of which became holders of 5% or more of our shares in connection with our merger with Topgolf, are parties to the Stockholders Agreement, pursuant to which each of Providence, Dundon and WestRiver have the right to designate one person (for a total of three persons) to be nominated for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. Neither Providence nor WestRiver holds sufficient shares to maintain the right to designate a nominee for director, however, Mr. Anderson, who is not standing for re-election, is affiliated with WestRiver. Dundon has designated Thomas G. Dundon for nomination to stand for election to the Board at the Annual Meeting.

The Stockholders Agreement further provides that each of Providence, Dundon and WestRiver will be entitled to the same reimbursement for travel and other expenses paid to our other non-employee directors and the same indemnification rights provided to our other non-employee directors.
Registration Rights Agreement

Each of Providence, Dundon and WestRiver are parties to a Registration Rights Agreement with us, dated as of October 27, 2020, pursuant to which each such shareholder is entitled to certain registration rights with respect to the resale of shares of the Common Stock received by such shareholder in connection with the merger with Topgolf, subject to certain conditions set forth therein. The Registration Rights Agreement provides such shareholders with demand, “piggy-back” and shelf registration rights, subject to certain minimum threshold requirements and other customary conditions.
Employment of Oliver Brewer IV
We employ Oliver Brewer IV, the son of Oliver (Chip) Brewer III, the Company’s President and Chief Executive Officer, as a software engineer. Between January 1, 2025 and March 31, 2026, we have paid Mr. Brewer less than $0.2 million in total compensation.
Dundon Capital Partners
We entered into a consulting agreement with Dundon Capital Partners (“DCP”), which is owned and controlled by Mr. Dundon, pursuant to which DCP provided advisory and consulting services related to our Topgolf business. Under the agreement, we paid DCP $750,000.

NO INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites, including our website, is not part of, and is not incorporated by reference into, this Proxy Statement.

ANNUAL REPORT
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, AS FILED WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY OF OUR SHAREHOLDERS UPON WRITTEN REQUEST TO US AT CALLAWAY GOLF COMPANY, ATTENTION: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. WE MAKE AVAILABLE FREE OF CHARGE ON OUR WEBSITE ALL OF OUR FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT IR.CALLAWAYGOLF.COM IN THE “INVESTORS” SECTION.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. If a shareholder desires to nominate someone for election to the Board at, or to bring any other business before, the 2027 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of our Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to our Corporate Secretary. To be timely, written notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s Annual Meeting (i.e., the 2026 Annual Meeting of Shareholders), provided, however, that in the event that the date of the 2027 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to our Corporate Secretary not later than 90 days prior to such annual meeting or, if later, 10 days following the date of the first public announcement of the scheduled date of the 2026 annual meeting. As a result, in the event the 2027 annual meeting is not held more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, notice of nominations or other business properly submitted pursuant to our Bylaws must be received by our Corporate Secretary no later than the close of business on February 20, 2027 and no earlier than January 21, 2027. Any such notice must include all of the information specified in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.
Requirements for Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials. If a shareholder desires to have a proposal included in our proxy statement and proxy card for the 2027 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, then we must receive notice of such proposal in writing at our principal executive offices in Carlsbad, California no later than December 9, 2026. However, if the date of the 2027 annual meeting of shareholders is more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then such notice must be received by our Corporate Secretary a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting.
In accordance with our Bylaws, any shareholder (or group of up to 20 shareholders) meeting our continuous ownership requirements (as set forth in our Bylaws) who wishes to nominate a candidate for election to the Board for inclusion in our proxy materials for our 2027 annual meeting must provide written notice to our Corporate Secretary at our principal executive offices in Carlsbad, California no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date proxy materials were released to shareholders in connection with this year’s Annual Meeting, subject to other specific requirements regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements as provided in our Bylaws. As a result, such notice must be received by our Corporate Secretary no later than December 9, 2026 and no earlier than November 9, 2026. Such proposals must comply with the other applicable requirements promulgated by the SEC in Rule 14a-8 of the Exchange Act. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2027 annual meeting of shareholders. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

OTHER MATTERS
Other than the proposals described in this Proxy Statement, we know of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote upon such matters in accordance with the Board’s recommendation.
Each shareholder is urged to vote via the Internet, by telephone or return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, Attention: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

/s/ Heather D. McAllister
Carlsbad, California	Heather D. McAllister
April 8, 2026	Corporate Secretary

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION
Callaway Golf Company
NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

	2025 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2025	2025	2025	2025	Total
Net income (loss) from continuing operations	$63.4	$45.5	$(4.1)	$(66.0)	$38.8
Interest expense, net	14.9	15.3	14.8	15.6	60.6
Income tax provision (benefit)	27.2	13.1	2.7	5.8	48.8
Non-cash depreciation and amortization expense	11.7	11.2	10.8	10.4	44.1
Non-cash stock compensation and stock warrant expense, net	5.9	5.4	5.8	6.7	23.8
Non-cash lease amortization expense	0.6	0.6	0.3	0.1	1.6
Acquisitions & non-recurring items, before income taxes(1)	1.2	0.9	0.3	2.3	4.7
Adjusted EBITDA from continuing operations	124.9	92.0	30.6	(25.1)	222.4
Adjusted EBITDA from discontinued operations	42.4	103.8	83.8	84.9	314.9
Consolidated Adjusted EBITDA	$167.3	$195.8	$114.4	$59.8	$537.3
Impact of tariffs	7.9	7.8	7.8	7.8	31.3
Consolidated Adjusted EBITDA excluding impacts of tariffs	$175.2	$203.6	$122.2	$67.6	$568.6

(1) In 2025, amounts primarily include restructuring and reorganization charges related to the Transformation Plan. In 2024, amounts include charges related to the 2024 debt repricing, restructuring and reorganization charges related to the Transformation Plan, IT integration costs associated with the implementation of a new cloud based HRM system, IT costs related to a cybersecurity incident, and costs incurred to centralize warehousing and distribution operations to achieve synergies in connection with the Company’s acquisitions.

A-1

Callaway

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Before the Meeting - Go to **www.investorvote.com/CALY** or scan the QR code – login details are located in the shaded bar below.

During the Meeting - Go to **meetnow.global/MH5W7PK.** You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW, AND "FOR" PROPOSALS 2 AND 3.

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1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Oliver G. Brewer III	☐	☐	☐	02 - John F. Lundgren	☐	☐	☐	03 - Thomas G. Dundon	☐	☐	☐
04 - Russell L. Fleischer	☐	☐	☐	05 - Bavan M. Holloway	☐	☐	☐	06 - Mark D. Mandel	☐	☐	☐
07 - Adebayo O. Ogunlesi	☐	☐	☐	08 - Linda B. Segre	☐	☐	☐	09 - Anthony S. Thornley	☐	☐	☐

In their discretion, Brian P. Lynch and Heather D. McAllister, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X +

049MQC

The 2026 Annual Meeting of Shareholders of Callaway Golf Company will be held on Thursday, May 21, 2026 at 11:00 am ET, virtually via the Internet at www.meetnow.global/MH5W7PK

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CALY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Callaway

Proxy — CALLAWAY GOLF COMPANY

The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints Brian P. Lynch and Heather D. McAllister, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held via remote communication, on May 21, 2026, at 11:00 am (ET), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES LISTED ON THE REVERSE HEREOF AND "FOR" ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐